As filed with the Securities and Exchange Commission on May 29, 2024.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TRIPLE FLAG PRECIOUS METALS CORP.
(Exact name of Registrant as specified in its charter)
Canada (Province or other jurisdiction of incorporation or organization)	6795 (Primary Standard Industrial Classification Code Number (if applicable))	NOT APPLICABLE (I.R.S. Employer Identification No. (if applicable))
TD Canada Trust Tower
161 Bay Street, Suite 4535
Toronto, Ontario, Canada M5J 2S1
(416) 304-9741
(Address and telephone number of Registrant’s principal executive offices)
Triple Flag USA Royalties Ltd.
c/o Torys LLP
1114 Avenue of the Americas, 23rd Floor
New York, New York 10036
(212) 880-6000
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
Copies to:
Sheldon Vanderkooy Chief Financial Officer Triple Flag Precious Metals Corp. TD Canada Trust Tower 161 Bay Street, Suite 4535 Toronto, Ontario M5J 2S1 (416) 304-9741	Mile T. Kurta, Esq. Christopher R. Bornhorst, Esq. Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, New York 10036 (212) 880-6000	Michael Pickersgill, Esq. Torys LLP 79 Wellington St. W Toronto, Ontario M5K 1N2 (416) 865-0040
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Ontario, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):
A.	☒	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐
pursuant to Rule 467(b) on (      ) at (      ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (      ).

	3.	☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus supplement, together with the short form base shelf prospectus dated May 29, 2024 to which it relates, as amended or supplemented, and each document incorporated or deemed to be incorporated by reference herein and therein, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Plan of Distribution”.
Information has been incorporated by reference in this prospectus supplement and the accompanying short form base shelf prospectus dated May 29, 2024 to which it relates from documents filed with securities commissions or similar authorities in Canada and with the U.S. Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Triple Flag Precious Metals Corp. at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario, M5J 2S1 (telephone: (416) 304-9741), and are also available electronically at www.sedarplus.ca and www.sec.gov.
PROSPECTUS SUPPLEMENT
To the Short Form Base Shelf Prospectus Dated May 29, 2024
Secondary OfferingMay 29, 2024
TRIPLE FLAG PRECIOUS METALS CORP.
133,815,727 Common Shares
This prospectus supplement (the “Prospectus Supplement”), together with the accompanying short form base shelf prospectus dated May 29, 2024 (the “Shelf Prospectus”), relates to the periodic resale of common shares (“Common Shares”) in the capital of Triple Flag Precious Metals Corp. (“Triple Flag” or the “Company”) by the Selling Shareholder (as defined under the heading “Selling Shareholder”) during the 25-month period that the Shelf Prospectus, including any amendments thereto, remains effective (the “Secondary Offering”). This Prospectus Supplement covers resales by the Selling Shareholder, from time to time, of up to 133,815,727 Common Shares (“Registrable Shares”). See “Plan of Distribution” and “Selling Shareholder”. This filing is being made pursuant to the terms of an investor rights agreement between the Company and the Selling Shareholder, dated as of May 26, 2021, and amended on November 9, 2022 (the “Investor Rights Agreement”). This Prospectus Supplement is not an indication of the Selling Shareholder’s intention to sell the Registrable Shares at any particular time or in any particular amount. See “Plan of Distribution”.
The outstanding Common Shares of the Company are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “TFPM” and the New York Stock Exchange (the “NYSE”) under the symbol “TFPM”. On May 28, 2024, the last trading day prior to the date of this Prospectus Supplement, the closing price of the outstanding Common Shares on the TSX was C$24.05 per Common Share and the closing price of the outstanding Common Shares on the NYSE was US$17.59 per Common Share.
The Selling Shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of the Registrable Shares or interests in the Registrable Shares on any stock exchange, market or trading facility on which the Registrable Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution”. This Prospectus Supplement has not been filed in respect of, and will not qualify, any distribution of the Registrable Shares in any province or territory of Canada at any time and the Registrable Shares have not been qualified under the securities laws of any province or territory of Canada for distribution to purchasers outside Canada. The Company will not receive any of the proceeds from the sale or other disposition of the Registrable Shares by the Selling Shareholder.
NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE REGISTRABLE SHARES, PASSED UPON THE ACCURACY OR ADEQUACY OF THE SHELF PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT OR DETERMINED IF THE SHELF PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
The Company is permitted, under the multijurisdictional disclosure system adopted in the United States and Canada (the “MJDS”), to prepare the Shelf Prospectus and this Prospectus Supplement in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States.
(continued on next page)

(continued from cover)
The Company prepares its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”), which are generally accepted accounting principles in Canada. IFRS Accounting Standards differ in certain respects from U.S. generally accepted accounting principles (“U.S. GAAP”) and thus the consolidated financial statements and other financial data relating to the Company may not be comparable to financial statements of U.S. companies. Prospective investors should consult with their own professional advisors for an understanding of the differences between IFRS Accounting Standards and U.S. GAAP and how these differences might affect the financial information included herein.
Purchasers of the Registrable Shares should be aware that the acquisition of such Registrable Shares may have tax consequences both in the United States and in Canada. The Shelf Prospectus and this Prospectus Supplement may not describe these tax consequences fully. See “Certain Canadian Federal Income Tax Considerations” and “Certain United States Federal Income Tax Considerations”. Purchasers of the Registrable Shares are urged to consult their own tax advisors.
The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the federal laws of Canada, that certain of its officers and directors and some of the experts named in this Prospectus Supplement are residents of Canada, and that some of the Company’s assets and all or a substantial portion of the assets of these persons are located outside of the United States. See “Enforceability of Civil Liabilities in the United States”.
An investment in Registrable Shares involves significant risks that should be carefully considered by prospective investors before purchasing Registrable Shares. The risks outlined in this Prospectus Supplement, the accompanying Shelf Prospectus and in the documents incorporated by reference herein and therein should be carefully reviewed and considered by prospective investors in connection with any investment in Registrable Shares. See “Risk Factors” and “Forward-Looking Statements”.
No underwriter has been involved in the preparation of this Prospectus Supplement nor has any underwriter performed any review of the contents of this Prospectus Supplement.
The Company’s head and registered office is located at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario M5J 2S1.

PROSPECTUS SUPPLEMENT
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this Prospectus Supplement, which describes the specific terms of the Registrable Shares and the Secondary Offering and adds to and supplements information contained in the Shelf Prospectus and the documents incorporated by reference therein. The second part is the Shelf Prospectus, which gives more general information, some of which may not apply to the Registrable Shares or the Secondary Offering. This Prospectus Supplement is incorporated by reference into the Shelf Prospectus solely for the purpose of this Secondary Offering.
The Company has filed a registration statement on Form F-10 (the “Registration Statement”) with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Registrable Shares being offered hereunder. This Prospectus Supplement forms a part of the Registration Statement. This Prospectus Supplement does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus Supplement but contained in the Registration Statement are available on EDGAR at www.sec.gov.
A prospective purchaser of Registrable Shares should read this entire Prospectus Supplement, the Shelf Prospectus and the Registration Statement of which this Prospectus Supplement and the Shelf Prospectus form a part, including the documents incorporated herein and therein by reference, and consult its own professional advisors to assess the income tax, legal, risks and other aspects of its investment in the Registrable Shares. A prospective purchaser of Registrable Shares should rely only on the information contained in this Prospectus Supplement, the Shelf Prospectus and the Registration Statement of which this Prospectus Supplement and the Shelf Prospectus form a part. The Company and the Selling Shareholder have not authorized anyone to provide prospective purchasers of Registrable Shares with additional or different information. This Prospectus Supplement has not been filed in respect of, and will not qualify, any distribution of the Registrable Shares in any province or territory of Canada at any time and the Registrable Shares have not been qualified under the securities laws of any province or territory of Canada for distribution to purchasers outside Canada. The information contained in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of this Prospectus Supplement and the accompanying Shelf Prospectus or any sale of Registrable Shares. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.
The Registrable Shares may be sold only in those jurisdictions where offers and sales are permitted. This Prospectus Supplement and the accompanying Shelf Prospectus is not an offer to sell or a solicitation of an offer to buy the Registrable Shares in any jurisdiction where it is unlawful.
This Prospectus Supplement shall not be used by anyone for any purpose other than in connection with the Secondary Offering.
If the information varies between this Prospectus Supplement and the accompanying Shelf Prospectus, the information in this Prospectus Supplement supersedes the information in the accompanying Shelf Prospectus.
Interpretation
Unless otherwise noted or the context otherwise requires, the “Company”, “Triple Flag”, “we”, “us” or “our” refer to Triple Flag Precious Metals Corp. together with its subsidiaries.
Presentation of Financial Information
The financial statements of the Company incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus are presented in United States dollars and have been prepared in accordance with IFRS Accounting Standards.
Certain calculations included in tables and other figures in this Prospectus Supplement and the accompanying Shelf Prospectus have been rounded for clarity of presentation.

EXCHANGE RATE INFORMATION
All references to “C$” or “Canadian dollars” included or incorporated by reference into this Prospectus Supplement and the accompanying Shelf Prospectus refer to Canadian dollar values. All references to “US$” or “United States dollars” are used to indicate United States dollar values.
The following table sets forth, for each of the periods indicated, the high, low, average and period end spot rates of exchange for one United States dollar, expressed in Canadian dollars, published by the Bank of Canada.
	Year ended December 31,		Three months ended March 31,
	2023 (C$)	2022 (C$)	2024 (C$)	2023 (C$)
High	1.3875	1.3856	1.3593	1.3807
Low	1.3128	1.2451	1.3316	1.3312
Average	1.3497	1.3013	1.3486	1.3525
Period End	1.3226	1.3544	1.3550	1.3533
On May 28, 2024, the rate of exchange posted by the Bank of Canada for conversion of United States dollars into Canadian dollars was US$1.00 = C$1.3638. The Company makes no representation that Canadian dollars could be converted into United States dollars at that rate or any other rate.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein constitute “forward-looking information” and “forward-looking statements” within the meaning of applicable securities laws in Canada and the United States, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking information may be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “believes” or variations of such words and phrases or terminology which states that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. Our assessments of, and expectations for, future periods described in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, including our future financial outlook and anticipated events or results, business, financial position, business strategy, growth plans and strategies, budgets, operations, financial results, taxes, dividend policy, plans and objectives, and environmental, social and governance (“ESG”) targets, goals and objectives, are considered forward-looking information. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding possible future events or circumstances.
The forward-looking information in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein is based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. The forward-looking information contained in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein are also based upon the ongoing operation of the properties in which we hold a stream, royalty or other similar interest by the owners or operators of such properties in a manner consistent with past practice; the accuracy of public statements and disclosures made by the owners or operators of such underlying properties; and the accuracy of publicly disclosed expectations for the development of underlying properties that are not yet in production. These assumptions include, but are not limited to, the following: assumptions in respect of current and future market conditions and the execution of our business strategies, that operations, or ramp-up where applicable, at properties in which we hold a royalty, stream or other interest, continue without further interruption through the period, and the absence of any other factors that could cause actions, events or results to differ from those anticipated, estimated, intended or implied.
Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Forward-looking information is also subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements, including our ability to meet our ESG-related targets, goals and objectives, to be materially different from those expressed or implied by such forward-looking information. Such risks, uncertainties and other factors include, but are not limited to, those set forth under the caption “Risk Factors”. For clarity, mineral resources that are not mineral reserves do not have demonstrated economic viability and inferred resources are considered too geologically speculative for the application of economic considerations.
Although we have attempted to identify important risk factors that could cause actual results or future events to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein represents our expectations as of the date of this Prospectus Supplement (or as of the date of such information to the extent such information is given as of a particular date other than the date of this Prospectus Supplement) and is subject to change after such date. We disclaim any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required by applicable securities laws.
All of the forward-looking information contained in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein is expressly qualified by the foregoing cautionary statements. Investors should read this entire Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in our Common Shares.
TECHNICAL AND THIRD-PARTY INFORMATION
Except where otherwise stated, the disclosure in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, relating to properties and operations on the properties in respect of which Triple Flag holds stream, royalty or other similar interests is based on information publicly disclosed by the owners or operators of these properties and other information and data available in the public domain as at December 31, 2023 (except where stated otherwise) and none of this information has been independently verified by Triple Flag. In the case of our material properties, the disclosure in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein are based on technical reports prepared and published by the relevant owner or operator in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) or, in the case of the Royal Bafokeng Platinum Limited operations (the “Impala Bafokeng PGM Operations”), on a competent persons’ report and a mineral resources and mineral reserves statement of the owner prepared in accordance with the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves prepared by the South African Mineral Resource Committee under the Joint Auspices of the Southern African Institute of Mining and Metallurgy and the Geological Society of South Africa, as amended (“SAMREC”), or, in the case of the Northparkes mine, on disclosure of mineral resources and mineral reserves by the operator in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves prepared by the Joint Ore Reserves Committee of the Australasian Institute of Mining and Metallurgy, Australian Institute of Geoscientists and Minerals Council of Australia, as amended (“JORC”). None of such information has been independently verified by Triple Flag.

Triple Flag does not own, develop or mine the underlying properties on which it holds stream or royalty interests. As a royalty or stream holder, Triple Flag has limited, if any, access to properties included in its asset portfolio. Triple Flag is dependent on the owners or operators of the properties and their qualified persons to provide information to Triple Flag or on publicly available information to prepare disclosure pertaining to properties and operations on the properties on which Triple Flag holds stream, royalty or other similar interests. The assumptions and methodologies underpinning estimates of mineral resources and mineral reserves on a property, and the classification of mineralization in categories of measured, indicated and inferred and proven and probable within the estimates of mineral resources and mineral reserves, respectively, and the assumptions and methodologies employed in proposed mining and recovery processes and production plans, were made by owners or operators and their qualified persons. Triple Flag generally has limited or no ability to independently verify such information. Triple Flag has not verified, and is not in a position to verify, the accuracy, completeness or fairness of such third-party information and refers the reader to the public reports filed by the operators for information regarding the properties in which Triple Flag holds a stream, royalty or similar interest. Although Triple Flag does not believe that such information is inaccurate or incomplete in any material respect, there can be no assurance that such third-party information is complete or accurate. For the avoidance of doubt, nothing stated in this paragraph operates to relieve Triple Flag from liability for any misrepresentation contained in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, under applicable Canadian securities laws.
Some information publicly reported by operators may relate to a larger property than the area covered by Triple Flag’s stream, royalty or other similar interest. Triple Flag’s stream, royalty or other similar interests in certain cases cover less than 100% and sometimes only a portion of the publicly reported mineral reserves, mineral resources and production of a property. In addition, numerical information presented in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, which has been derived from information publicly disclosed by owners or operators may have been rounded by Triple Flag and, therefore, there may be some inconsistencies between the numerical information presented in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, and the information publicly disclosed by owners and operators.
As of the date of this Prospectus Supplement, Triple Flag considers its stream interests in the Cerro Lindo mine, Northparkes mine and Impala Bafokeng PGM Operations to be its only material mineral properties for the purposes of NI 43-101. Triple Flag will continue to assess the materiality of its assets as new assets are acquired or assets progress through stages of development into production. Information contained in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, with respect to each of the Cerro Lindo mine, the Northparkes mine and the Impala Bafokeng PGM Operations has been prepared in accordance with the exemption set forth in section 9.2 of NI 43-101.
Unless otherwise noted, the disclosure contained in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, of a scientific and technical nature for the Cerro Lindo mine is based on: (i) the technical report entitled “Technical Report on the Cerro Lindo Mine, Department of Ica, Peru”, which technical report was prepared for and filed under Nexa Resources S.A.’s (“Nexa”) SEDAR+ profile on March 17, 2022; (ii) the information disclosed in the annual report on Form 20-F of Nexa filed under Nexa’s EDGAR profile on March 27, 2024 and (iii) the information disclosed in the press release of Nexa entitled “Nexa Reports 2023 Year-end Mineral Reserves and Mineral Resources” dated March 27, 2024 and filed under Nexa’s EDGAR profile on March 27, 2024.
The disclosure in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, of a scientific and technical nature for the Northparkes mine is based on the information disclosed in the document entitled “Annual Mineral Resources and Ore Reserves Statement” and dated effective December 31, 2023, which document was prepared on behalf of the Northparkes Joint Venture by Evolution Mining Limited (“Evolution”), as operator of the Northparkes mine, and is available on Evolution’s website at www.evolutionmining.com.au. Evolution discloses information required by the listing rules of the Australian Securities Exchange (“ASX”) on the ASX website at https://www.asx.com.au.
The disclosure in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, of a scientific and technical nature for the Impala Bafokeng PGM Operations is based on: (i) the information disclosed in the pre-listing statement of Royal Bafokeng Platinum Limited (“RBPlat”) entitled “Pre-Listing Statement” dated October 18, 2010, and available on Impala Platinum

Holdings Limited’s (“Implat”) website at www.implats.co.za; (ii) the technical report entitled “An Independent Technical Report on the Maseve Project (WBJV Project Areas 1 and 1A) located on the Western Limb of the Bushveld Igneous Complex, South Africa”, which technical report was prepared for Platinum Group Metals Ltd. (“Platinum Group”) on August 28, 2015 and filed under Platinum Group’s SEDAR+ profile on August 28, 2015; (iii) the information disclosed in the circular to shareholders of RBPlat dated August 27, 2018, and available on Implat’s website at www.implats.co.za; (iv) the Mineral Resources and Mineral Reserves statement entitled “Interim Mineral Resource and Mineral Reserve Statement as at December 31, 2023”, which is available on Implat’s website at www.implats.co.za; (v) and the condensed consolidated interim results for the six months ended December 31, 2023, which is available on Implat’s website at www.implats.co.za.
None of the foregoing reports, documents, filings or other documents are deemed to be incorporated by reference into this Prospectus Supplement.
The technical and scientific information contained in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, relating to the Cerro Lindo mine, the Northparkes mine and the Impala Bafokeng PGM Operations was reviewed and approved in accordance with NI 43-101 by James Lill of Triple Flag, a “qualified person” as defined in NI 43-101.
CAUTIONARY NOTE REGARDING MINERAL RESERVE AND RESOURCE ESTIMATES
This Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein have been prepared in accordance with the requirements of Canadian securities laws in effect in Canada, including NI 43-101, which differ from the requirements of U.S. securities laws. NI 43-101 is a rule developed by the Canadian securities regulatory authorities which establishes standards for all public disclosure of scientific and technical information concerning mineral projects made by an issuer. Unless otherwise indicated, all mineral resource and mineral reserve estimates included in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein have been prepared by the owners or operators of the relevant properties (as and to the extent indicated by them) in accordance with NI 43-101 and the Canadian Institute of Mining and Metallurgy Classification System. In addition to reserves and resource estimates prepared in accordance with NI 43-101 and the standards of the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”), certain reserve and resource estimates included in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein have been prepared in accordance with JORC or SAMREC.
These standards, including NI 43-101 and CIM, may differ from the requirements of the SEC under subpart 1300 of Regulation S-K (“S-K 1300”), and reserve and resource information contained herein may not be comparable to similar information disclosed by U.S. companies.
The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101 and CIM. Pursuant to S-K 1300, the SEC now recognizes estimates of “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources.” In addition, the SEC has amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be substantially similar to the corresponding standards of the CIM.
Investors are cautioned that while terms are substantially similar to CIM standards, there are differences in the definitions and standards under S-K 1300 and the CIM standards. Accordingly, there is no assurance any mineral reserves or mineral resources that the Company may report as “proven reserves”, “probable reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 will be the same as the mineral reserve or mineral resource estimates prepared under the standards adopted under S-K 1300. Investors are also cautioned that while the SEC now recognizes “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”, investors should not assume that any part or all of mineral deposits in these categories will ever be converted into reserves. Mineralization described using these terms has a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of a “measured mineral resource”, “indicated mineral resource” or “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

Accordingly, information contained in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.
ADDITIONAL CAUTION REGARDING ESG-RELATED DISCLOSURES
In setting and implementing our ESG targets, goals and objectives, Triple Flag has made various assumptions, including about technological, economic, scientific and legal trends and developments, in light of an evolving policy and regulatory environment. As such, the ESG data, analysis, strategy and other information set out in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, remain under development and subject to evolution, amendment, update and restatement over time. Triple Flag specifically cautions readers of the following:
(a)
The terms “ESG”, “net-zero”, “carbon neutral” and similar terms, taxonomies and criteria are evolving, and Triple Flag’s use of such terms may change to reflect such evolution. Any references to such terms in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, are references to the internally defined criteria of Triple Flag and not to any particular regulatory definition or voluntary standard.

(b)
There could also be changes to the ESG market practices, taxonomies, methodologies, scenarios, frameworks, criteria and other standards that governmental and non-governmental entities, the mining and streaming and royalties sectors, Triple Flag and its counterparties use to classify, assess, measure, report on and verify ESG activities. Triple Flag may update its ESG targets, goals and objectives, its plans to achieve them and its progress toward them, in light of new and evolving ESG standards.

(c)
In setting and implementing its ESG targets, goals and objectives, Triple Flag relies on data obtained from counterparties and other third-party sources. Although Triple Flag believes these sources are reliable, Triple Flag has not independently verified all third-party data, or assessed the assumptions underlying such data, and cannot guarantee their accuracy. Certain third-party data may also change over time as ESG standards evolve. These factors could have a material effect on Triple Flag’s ESG targets, goals and objectives and the ability to meet them.

Triple Flag has purchased carbon credits, including verified carbon offsets, to meet its ESG targets, goals and objectives, including its “carbon neutral” objective. The market for these instruments is still developing, and sometimes illiquid, and the availability of these instruments may be limited. Some instruments are also subject to the risk of invalidation or reversal, and Triple Flag provides no assurance of the treatment of any such instruments in the future, including as ESG standards evolve.
DOCUMENTS INCORPORATED BY REFERENCE
This Prospectus Supplement is incorporated by reference into the Shelf Prospectus solely for the purposes of the Secondary Offering. Other documents are also incorporated, or deemed to be incorporated, by reference into the Shelf Prospectus and reference should be made to the Shelf Prospectus for full particulars thereof.
Information has been incorporated by reference in this Prospectus Supplement from documents filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and which have been filed with the SEC in the United States as exhibits to the Registration Statement. Copies of these documents may be obtained on request without charge from the Corporate Secretary of Triple Flag Precious Metals Corp. at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario, Canada, M5J 2S1, by telephone at (416) 304-9741 or by accessing these documents through the Internet on the Company’s website at www.tripleflagpm.com, on SEDAR+ at www.sedarplus.ca or on EDGAR at www.sec.gov.
Except to the extent that their contents are modified or superseded by a statement contained in this Prospectus Supplement or in any other subsequently filed document that is also incorporated by reference in this Prospectus Supplement or the accompanying Shelf Prospectus, the following documents of the Company filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and which have been filed with the SEC in the United States as exhibits to the Registration Statement are specifically incorporated by reference into, and form an integral part of, the accompanying Shelf Prospectus as of the date hereof, as supplemented by this Prospectus Supplement:
(a)
the Company’s annual information form for the year ended December 31, 2023 dated March 28, 2024 (the “Annual Information Form”);

(b)
the management proxy circular of the Company dated March 26, 2024 in connection with the annual meeting of shareholders of the Company held on May 8, 2024;

(c)
the audited annual consolidated financial statements of the Company and the notes thereto for the years ended December 31, 2023 and 2022, together with the report of the independent registered public accounting firm thereon (the “Annual Financial Statements”);

(d)
management’s discussion and analysis of the Company’s financial condition and financial performance for the periods presented in the Annual Financial Statements (the “Annual MD&A”);

(e)
the unaudited condensed interim consolidated financial statements of the Company and the notes thereto for the three months ended March 31, 2024 and 2023 (the “Interim Financial Statements”); and

(f)
management’s discussion and analysis of the Company’s financial condition and financial performance for the periods presented in the Interim Financial Statements (the “Interim MD&A”).

Documents referenced in any of the documents incorporated by reference in this Prospectus Supplement or the accompanying Shelf Prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or in the Prospectus Supplement or the accompanying Shelf Prospectus are not incorporated by reference in this Prospectus Supplement. Any documents of the type described in Section 11.1 of Form 44-101F1 — Short Form Prospectus Distributions filed by the Company with the various securities commissions or similar authorities in each of the provinces and territories of Canada pursuant to the requirements of applicable securities legislation after the date of this Prospectus Supplement and prior to the termination of the Secondary Offering are deemed to be incorporated by reference into this Prospectus Supplement. In addition, any document or information included in any report on Form 6-K or Form 40-F (or any respective successor form) that is filed with or furnished to the SEC, as applicable, pursuant to the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) after the date of this Prospectus Supplement, shall be deemed to be incorporated by reference into the Registration Statement (in the case of Form 6-K, if and to the extent such incorporation by reference is expressly set forth therein). The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein.
Any statement contained in this Prospectus Supplement, the Shelf Prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein will be deemed to be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set out in the document or statement that it modifies or supersedes. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

ENFORCEABILITY OF CIVIL LIABILITIES IN THE UNITED STATES
The Company is governed by the federal laws of Canada and its principal place of business is outside the United States. The majority of the Company’s directors and officers and the experts named herein are resident outside of the United States and a substantial portion of the Company’s assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States purchasers to effect service of process within the United States on the Company, the Company’s directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Purchasers should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws.
The Company filed with the SEC, in connection with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Triple Flag USA Royalties Ltd. as the Company’s agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to or concerning the offering of Registrable Shares under this Prospectus Supplement.
WHERE YOU CAN FIND MORE INFORMATION
The Company has filed a Registration Statement with the SEC with respect to the Registrable Shares offered pursuant to this Prospectus Supplement. This Prospectus Supplement, which constitutes a part of the Registration Statement, does not contain all of the information required to be contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC.
The Company files certain reports with certain securities regulatory authorities of Canada and the SEC pursuant to the U.S. Exchange Act. Under the MJDS, such reports and other information may be prepared in accordance with the disclosure requirements of the securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is also exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers and directors are exempt from the reporting and short swing profit liability provisions contained in Section 16 of the U.S. Exchange Act. The Company’s reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services, and on the Company’s website at www.tripleflagpm.com. The Company’s Canadian filings are available on SEDAR+ at www.sedarplus.ca and on the Company’s website at www.tripleflagpm.com.
THE COMPANY
Triple Flag is a pure play, precious-metals-focused streaming and royalty company offering bespoke financing solutions to the metals and mining industry. Our mission is to be a sought-after, long-term funding partner to mining companies throughout the commodity cycle, while generating attractive returns for our investors.
From our inception in 2016 to our current position as an intermediate streaming and royalty company, we have systematically developed a long life, low cost, high quality diversified portfolio of streams and royalties providing exposure primarily to gold and silver in the Americas and Australia. We have 234 assets as of May 28, 2024, consisting of 15 streams and 219 royalties. These investments are tied to mining assets at various stages of the mine life cycle, including 32 producing mines and 202 development and exploration stage projects.
The Company’s head and registered office is located at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario M5J 2S1.
Further information regarding the Company and its business is set out in the Annual Information Form, which is incorporated herein by reference.

CONSOLIDATED CAPITALIZATION
Other than as described in this Prospectus Supplement and in the documents incorporated by reference herein, there have been no material changes in the share and loan capital of the Company, on a consolidated basis, since the date of the Interim Financial Statements, which are incorporated by reference in this Prospectus Supplement. This Offering will not have a material impact on the Company’s capitalization as no new issue of securities will be made hereunder and the Selling Shareholder will receive all of the proceeds from the sale or other disposition of the Registrable Shares by the Selling Shareholder.
Information relating to any issuances of the Common Shares within the previous 12-month period is provided below under the heading “Prior Sales”.
DESCRIPTION OF SHARE CAPITAL
General
The following is a summary of the rights, privileges, restrictions and conditions of or attaching to the Common Shares. The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. As at May 28, 2024, there were 201,298,307 Common Shares and no preferred shares issued and outstanding.
Common Shares
Dividend Rights
Subject to the prior rights of the holders of any class of shares ranking senior to the Common Shares with respect to the priority in the payment of dividends, the holders of the Common Shares are entitled to receive dividends as and when declared by the Board of Directors of Triple Flag (the “Board”) out of monies properly applicable to the payment of dividends, in such amount and in such form as the Board may from time to time determine.
Voting Rights
Shareholders are entitled to one vote in respect of each Common Share held at meetings of shareholders, except where the holders of a specified class of shares are entitled to vote separately as a class as provided in the Canada Business Corporations Act.
Conversion
The Common Shares are not convertible into any other class of shares or other securities of Triple Flag.
Pre-Emptive Rights
The Selling Shareholder and its affiliates are entitled to certain pre-emptive rights to subscribe for additional Common Shares as provided for in the Investor Rights Agreement. The Selling Shareholder is indirectly controlled by certain investment funds advised by Elliott Investment Management L.P. and its affiliates (“Elliott”). For a description of the Investor Rights Agreement, please refer to the Annual Information Form, which is incorporated by reference herein. A copy of the Investor Rights Agreement is also available on SEDAR+ at www.sedarplus.ca under the Company’s profile and on EDGAR at www.sec.gov.
Redemption/Retraction Rights
Triple Flag has no redemption or mandatory purchase for cancellation rights in respect of the Common Shares, nor do any shareholders have retraction rights in respect of the Common Shares.
Liquidation Rights
In the event of the liquidation, dissolution or winding-up of Triple Flag, whether voluntary or involuntary, or any other distribution of assets of Triple Flag among its shareholders for the purpose of winding up its affairs, subject to the rights of the holders of the preferred shares and any other class of shares ranking in priority to the Common Shares, the shareholders shall be entitled to receive the remaining property and assets of Triple Flag.
Further information relating to the Common Shares is set out in the Annual Information Form, which is incorporated by reference herein.
PRIOR SALES
The Company has not issued any Common Shares, or securities convertible or exchangeable into Common Shares, during the 12-month period preceding the date of this Prospectus Supplement, except as described below:
Date Issued	Type of Securities Issued	Number of Securities Issued	Issue/Exercise Price Per Share		Nature of Issuance
August 11, 2023	RSUs	7,973			Grant of RSUs
March 4, 2024	RSUs	243,307			Grant of RSUs
March 4, 2024	PSUs	243,307			Grant of PSUs
March 11, 2024	Common Shares	14,806	C$	14.39	Exercise of Stock Options
March 21, 2024	Common Shares	34,925	C$	14.37	Exercise of Stock Options
April 4, 2024	Common Shares	1,733	US$	13.15	Exercise of Stock Options
April 5, 2024	Common Shares	22,589	C$	14.37	Exercise of Stock Options
April 8, 2024	Common Shares	12,327	C$	14.37	Exercise of Stock Options
May 10, 2024	Common Shares	38,595	C$	17.31	Exercise of Stock Options
May 10, 2024	Common Shares	5,000	C$	18.00	Exercise of Stock Options
May 13, 2024	Common Shares	7,820	US$	13.00	Exercise of Stock Options
TRADING PRICE RANGE AND TRADING VOLUME OF THE COMMON SHARES
The Common Shares are listed for trading on the TSX and the NYSE under the symbol “TFPM”.

TSX
The following tables show the monthly range of high and low prices per Common Share in Canadian dollars at the close of market on the TSX, as well as total monthly volumes of the Common Shares traded on the TSX for the periods indicated.
	High (C$)	Low (C$)	Volume
2023
May	23.54	18.06	4,718,287
June	19.40	17.17	1,536,958
July	18.74	17.31	1,161,409
August	19.18	16.98	1,995,776
September	18.97	16.74	1,344,572
October	18.30	17.12	2,973,143
November	18.94	16.39	2,412,587
December	18.94	17.21	1,832,327
2024
January	17.77	16.31	1,248,205
February	17.71	15.88	1,026,314
March	19.82	16.99	1,365,752
April	22.74	19.62	4,275,227
May (May 1 – May 28)	24.58	21.85	2,451,278
NYSE
The following table shows the monthly range of high and low prices per Common Share in U.S. dollars at the close of market on the NYSE, as well as total monthly volumes of the Common Shares traded on the NYSE for the periods indicated.
	High (US$)	Low (US$)	Volume
2023
May	17.33	13.26	5,527,134
June	14.54	12.95	2,830,294
July	14.25	12.97	2,900,687
August	14.20	12.61	2,886,238
September	14.04	12.37	2,394,549
October	13.40	12.43	2,641,922
November	13.98	11.85	2,835,957
December	14.10	12.86	3,357,381
2024
January	13.31	12.10	2,506,813
February	13.25	11.75	2,214,782
March	14.65	12.50	4,242,801
April	16.59	14.45	4,850,894
May (May 1 – May 28)	18.08	15.91	4,619,933

SELLING SHAREHOLDER
The Registrable Shares covered by this Prospectus Supplement are those issued to the selling shareholder identified in the table below (the “Selling Shareholder”), to which the Selling Shareholder’s rights pursuant to the Investor Rights Agreement apply. We are registering the Registrable Shares in order to permit the Selling Shareholder to offer the Registrable Shares for sale or other disposition from time to time in the United States.
Except as described below and except for the ownership of our Common Shares, the Selling Shareholder has not had any material relationship with us or any associate or affiliate of a principal holder of our voting securities within the past three years.
The table below identifies the Selling Shareholder and provides other information regarding the beneficial ownership of the Registrable Shares by the Selling Shareholder, which information was provided to us by the Selling Shareholder. The second and third columns set out the number of our Common Shares owned, controlled or directed by the Selling Shareholder as of May 28, 2024 on a non-diluted and fully diluted basis, respectively. The fourth column lists the maximum number of Registrable Shares covered by this Prospectus Supplement that may be sold or otherwise disposed of by the Selling Shareholder under the Secondary Offering, and the fifth and sixth columns set out the number of Common Shares that will be owned, controlled or directed by the Selling Shareholder as of May 28, 2024 on a non-diluted and fully diluted basis, respectively, after giving effect to the Secondary Offering and assumes that all Registrable Shares held by the Selling Shareholder are sold during the 25-month period that the Shelf Prospectus, including any amendments therein, remains effective. All Registrable Shares shown below are owned of record by the Selling Shareholder as of the date of this Prospectus Supplement.
Selling Shareholder	Common Shares Owned (#)	Common Shares Owned on a Fully Diluted Basis (#)	Maximum Number of Registrable Shares to be Sold Pursuant to this Prospectus Supplement (#)	Common Shares Owned After Giving Effect to the Secondary Offering (#%)	Common Shares Owned on a Fully Diluted Basis After Giving Effect to the Secondary Offering (#%)
Triple Flag Mining Aggregator S.à r.l.(1)	133,815,727	133,815,727	133,815,727	0	0
				(0)%	(0)%

(1)
The Selling Shareholder is controlled by certain investment funds advised by Elliott. Elliott is controlled by Paul Singer.

USE OF PROCEEDS
The proceeds from the sale or other disposition of the Registrable Shares covered by this Prospectus Supplement are solely for the account of the Selling Shareholder. Accordingly, the Company will not receive any proceeds from the sale or other disposition of the Registrable Shares by the Selling Shareholder. The net proceeds received from the sale or other disposition of the Registrable Shares by the Selling Shareholder, if any, is unknown.
PLAN OF DISTRIBUTION
The Company is registering the Registrable Shares covered by this Prospectus Supplement on behalf of the Selling Shareholder. All costs, expenses and fees connected with the registration of the Registrable Shares will be borne by the Company. Any brokerage commissions and similar expenses connected with selling the Registrable Shares will be borne by the Selling Shareholder. The aggregate proceeds to the Selling Shareholder from the sale of any Registrable Shares offered by it will be the purchase price of the Registrable Shares less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Registrable Shares to be made directly or through agents. The Company will not offer or sell any Common Shares pursuant to this Prospectus Supplement and will not receive any of the proceeds from the Secondary Offering. See “Use of Proceeds”.

The “Selling Shareholder” (which term as used herein includes pledgees, donees, transferees and other successors-in-interest who may acquire Registrable Shares through a pledge, gift, partnership distribution or other non-sale related transfer from the Selling Shareholder) may offer and sell any or all of the Registrable Securities covered by this Prospectus Supplement or interests in Registrable Shares from time to time in one or more transactions on any stock exchange, market or trading facility on which the Registrable Shares are traded or in private transactions, or in any combination thereof, as set out in further detail below. These dispositions may be at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale.
The Selling Shareholder may use any one or more of the following methods when disposing of Registrable Shares or interests therein:
•
to or through one or more underwriters or dealers in a public offering and sale by them, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•
in “at the market offerings” in the United States to the extent permitted under applicable securities laws, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
directly to a limited number of purchasers or to a single purchaser in privately negotiated transactions;

•
pursuant to agreements with broker-dealers to sell a specified number of Registrable Shares at a stipulated price per Registrable Share;

•
by delayed delivery contracts or by remarketing firms;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•
exchange or over-the-counter distributions in accordance with the rules of the applicable exchange or other market;

•
block trades in which the broker-dealer will attempt to sell the Registrable Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;

•
short sales effected after the date of this Prospectus Supplement;

•
transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

•
through distributions by the Selling Shareholder or its successors in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The Selling Shareholder may also resell all or a portion of the Registrable Shares in open market transactions in reliance upon Rule 144 under the U.S. Securities Act, as permitted by that rule, Section 4(a)(1) under the U.S. Securities Act, if available, or any other exemption from the registration requirements that become available, and in accordance with applicable Canadian securities laws, rather than under this Prospectus Supplement.
If the Selling Shareholder notifies the Company that it has entered into any arrangement with a broker-dealer for the sale of Registrable Shares through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by or through a broker or dealer, to the extent required, the Company will file any necessary supplement to this Prospectus Supplement in order to disclose:
•
the number of Registrable Shares involved in the arrangement;

•
the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase Registrable Shares, as required;

•
the proposed selling price to the public;

•
any discount, commission or other underwriting compensation;

•
the place and time of delivery for the Registrable Shares being sold;

•
any discount, commission or concession allowed, reallowed or paid to any dealers; and

•
any other material terms of the distribution of Registrable Shares.

If underwriters are used in the sale of any Registrable Shares, such Registrable Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Registrable Shares may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. The Selling Shareholder may use underwriters with whom the Company has a material relationship. As applicable, the Company will describe in the applicable prospectus supplement the name of the underwriter(s) and the nature of any such relationship(s).
If a dealer is used in an offering of Registrable Shares, the dealer may purchase the securities, as principal. The dealer may then resell the Registrable Shares to the public at varying prices to be determined by the dealer at the time of sale.
Registrable Shares may be sold by the Selling Shareholder directly or through agents designated from time to time. The Company will name any agent involved in the offering and sale of such shares and will describe any commissions paid to the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Underwriters, dealers and agents may be entitled to indemnification by the Company and the Selling Shareholder against certain civil liabilities, including liabilities under the U.S. Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between the Company and the underwriters, dealers and agents. The Company has agreed to indemnify the Selling Shareholder against liabilities, including liabilities under the U.S. Securities Act and state securities laws, relating to the registration of the Registrable Shares offered by this Prospectus Supplement.
Underwriters who participate in the distribution of Registrable Shares may be granted an option to purchase additional Registrable Shares in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or purchasers, as their agents in connection with the sale of Registrable Shares. These underwriters, dealers or agents may be considered to be underwriters under the U.S. Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each applicable prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from the Company. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
In connection with sales of Registrable Shares, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Registrable Shares in the course of hedging in positions they assume. The Selling Shareholder may also sell Registrable Shares short and the Selling Shareholder may deliver Registrable Shares covered by this Prospectus Supplement to close out short positions and to return borrowed Registrable Shares in connection with such short sales. The Selling Shareholder may also loan or pledge Registrable Shares to broker-dealers that in turn may sell such Registrable Shares, to the extent permitted by applicable law. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Registrable Shares offered by this Prospectus Supplement, which Registrable Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus Supplement (as supplemented or amended to reflect such transaction).

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Registrable Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Registrable Shares from time to time pursuant to this Prospectus Supplement or any amendment to this Prospectus Supplement under the applicable rules under the U.S. Securities Act, amending, if necessary, the definition of “Selling Shareholder” in this Prospectus Supplement to include the pledgee, transferee or other successors in interest as the Selling Shareholder under this Prospectus Supplement. The Selling Shareholders may also transfer and donate Registrable Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus Supplement.
As an entity, the Selling Shareholder may elect to make an in-kind distribution of Registrable Shares to its members, general or limited partners or shareholders pursuant to the Registration Statement of which this Prospectus Supplement forms a part by delivering a prospectus supplement. To the extent that such members, general or limited partners or shareholders are not affiliates of the Company, such members, partners or shareholders would thereby receive freely tradable Registrable Shares pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of the Company and received shares in any such distribution, such affiliates may also each be a Selling Shareholder and will be entitled to sell Registrable Shares pursuant to this Prospectus Supplement.
Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the U.S. Exchange Act and applicable Canadian securities laws.
Underwriters, broker-dealers or agents who may become involved in the sale of Registrable Shares may engage in transactions with, and perform other services for, the Company in the ordinary course of their business for which they receive compensation.
In effecting sales, the Selling Shareholder may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholder and/or from the purchasers of Registrable Shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To the Company’s knowledge, there is currently no plan, arrangement or understanding between the Selling Shareholder and any broker-dealer or agent regarding the sale of any Registrable Shares by the Selling Shareholder.
The Selling Shareholder, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the Registrable Shares covered by this Prospectus Supplement may be “underwriters” under the U.S. Securities Act with respect to those Registrable Shares and will be subject to the prospectus delivery requirements of the U.S. Securities Act. Any profit that the Selling Shareholder realizes, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of Registrable Shares acquired as principal, may constitute underwriting discounts and commissions. If the Selling Shareholder is deemed to be an underwriter, the Selling Shareholder may be subject to certain liabilities under the U.S. Securities Act and other applicable securities laws.
The securities laws of some states may require the Selling Shareholder to sell the Registrable Shares in those states only through registered or licensed brokers or dealers. These laws may also require that the Company register or qualify the Registrable Shares for sale in those states unless an exemption from registration and qualification is available and the Selling Shareholder and the Company comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the U.S. Exchange Act may apply to sales of Registrable Shares in the market and to the activities of the Selling Shareholder and its affiliates. Regulation M may restrict the ability of any person engaged in the distribution of Registrable Shares to engage in market-making activities with respect to the Registrable Shares. All of the foregoing may affect the marketability of the Registrable Shares and the ability of any person to engage in market-making activities with respect to the Registrable Shares.
In addition, if the Selling Shareholder notifies the Company that a donee, pledgee, transferee or other successor-in-interest of the Selling Shareholder intends to sell any securities, the Company will file an amendment to the Registration Statement of which this Prospectus Supplement forms a part or a supplement to this Prospectus Supplement, if required.

This Prospectus Supplement has not been filed in respect of, and will not qualify, any distribution of the Registrable Shares in any province or territory of Canada at any time and the Registrable Shares have not been qualified under the securities laws of any province or territory of Canada for distribution to purchasers outside Canada.
There can be no assurance that the Selling Shareholder will sell any or all of the Registrable Shares registered pursuant to the Registration Statement of which this Prospectus Supplement and the accompanying Shelf Prospectus form a part.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
In the opinion of Torys LLP, counsel to the Company, the following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (together, the “Tax Act”) generally applicable to a holder of the Registrable Shares who acquires as beneficial owner such shares pursuant to the Secondary Offering, and who at all relevant times, for purposes of the Tax Act: (i) holds the Registrable Shares as capital property, (ii) deals at arm’s length with the Company and the Selling Shareholder, and (iii) is not affiliated with the Company or the Selling Shareholder (a “Holder”). Generally, the Registrable Shares will be capital property to a Holder unless they are held or acquired in the course of carrying on a business or as part of an adventure or concern in the nature of trade. Certain Holders who are residents of Canada and who might not otherwise be considered to hold their Registrable Shares as capital property may, in certain circumstances, be entitled to have them and every other “Canadian security” (as defined in the Tax Act) owned by such Holder be treated as capital property by making an irrevocable election in accordance with subsection 39(4) of the Tax Act. Holders considering making such election should first consult their own tax advisors.
This summary is not applicable to a Holder: (a) that is a “financial institution”, as defined in the Tax Act for purposes of the mark-to-market rules; (b) an interest in which is a “tax shelter investment”, as defined in the Tax Act; (c) that is a “specified financial institution”, as defined in the Tax Act; (d) that has made an election under the Tax Act to determine its Canadian tax results in a currency of a country other than Canada; (e) that has entered or will enter into a “derivative forward agreement” or a “synthetic disposition arrangement” (each as defined in the Tax Act) with respect to the Registrable Shares; (f) that receives dividends on the Registrable Shares under or as part of a “dividend rental arrangement”, as defined in the Tax Act; or (g) that is a corporation resident in Canada and is, or becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Registrable Shares, controlled by a non-resident person, or a group of non-resident persons not dealing with each other at arm’s length, for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors.
This summary is based on the facts set out in this Prospectus Supplement, the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of hereof (“Tax Proposals”) and counsel’s understanding of the current administrative policies and practices of the Canada Revenue Agency published in writing by the Canada Revenue Agency prior to the date hereof. This summary assumes the Tax Proposals will be enacted in the form proposed, however, no assurance can be made that the Tax Proposals will be enacted in the form proposed or at all. If the Tax Proposals are not enacted or otherwise implemented as presently proposed, the tax consequences may not be as described in this summary in all cases. This summary is not exhaustive of all possible Canadian federal income tax considerations and, other than the Tax Proposals, does not take into account or anticipate any changes in law or in administrative policy or assessing practice, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.
This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in the Registrable Shares. The income and other tax consequences of acquiring, holding or disposing of the Registrable Shares will vary depending on a Holder’s particular status and circumstances, including the province or territory in which the Holder resides or carries on business. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Holders should consult their own tax advisors with respect to an investment in the Registrable Shares having regard to their particular circumstances.
Holders Not Resident in Canada
The following portion of this summary applies to a Holder that, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, (i) is not, and is not deemed to be, resident in Canada for purposes of the Tax Act and any applicable income tax treaty or convention, and (ii) holds the Registrable Shares as capital property for purposes of the Tax Act and does not use or hold, and is not deemed to use or hold, the Registrable Shares in the course of carrying on, or otherwise in connection with, a business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act).
Dividends on the Registrable Shares
Dividends paid or credited, or deemed to be paid or credited, on the Registrable Shares to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless the rate is reduced under the provisions of an applicable tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. For example, under the Canada-United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is a resident of the United States for purposes of the Treaty, is the beneficial owner of the dividends, and is entitled to full benefits under the Treaty (a “U.S. Resident Holder”), is generally reduced to 15% or, in the case of a U.S. Resident Holder that is a corporation that owns at least 10% of the voting shares of the corporation paying the dividend, the rate is reduced to 5%. Non-Resident Holders should consult their own tax advisors in this regard.
Dispositions of the Registrable Shares
A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a disposition or deemed disposition of a Registrable Share, unless the Registrable Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.
Generally, a Registrable Share will not constitute “taxable Canadian property” of a Non-Resident Holder at a particular time provided that the Registrable Share is listed on a “designated stock exchange” (as defined in the Tax Act, which currently includes the TSX and the NYSE) at that time, unless, at any time during the 60-month period that ends at that time, the following two conditions are met concurrently: (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder does not deal at arm’s length for purposes of the Tax Act and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest (directly or indirectly through one or more partnerships), owns 25% or more of the issued shares of any class or series of the Company, and (ii) more than 50% of the fair market value of the Registrable Shares was derived directly or indirectly from one or any combination of: (a) real or immovable property situated in Canada, (b) “timber resource properties” (as defined in the Tax Act), (c) “Canadian resource properties” (as defined in the Tax Act) or (d) options in respect of, or interests in, or for civil law rights in, any of the foregoing, whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, a Registrable Share may be deemed to be “taxable Canadian property”.
In the case of a U.S. Resident Holder for whom the Registrable Shares constitute “taxable Canadian property”, no Canadian taxes will generally be payable on a capital gain realized on the disposition or deemed disposition of such shares by reason of the Treaty, unless the value of such shares is derived principally from “real property situated in Canada” for purposes of the Treaty at the time of the disposition. U.S. Resident Holders for whom Registrable Shares may constitute “taxable Canadian property” should consult their own tax advisor.

In the case where a Non-Resident Holder disposes, or is deemed to dispose, of a Registrable Share, that is “taxable Canadian property” of that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption from tax under the Tax Act or pursuant to the terms of an applicable income tax treaty or convention, the Non-Resident Holder will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Registrable Share exceeds (or are less than) the aggregate of the adjusted cost base to the Non-Resident Holder thereof and any reasonable costs of disposition. Non-Resident Holders for whom Registrable Shares may constitute “taxable Canadian property” should consult their own tax advisor.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) with respect to the ownership and disposition of Common Shares acquired pursuant to the Secondary Offering. This summary only addresses persons that hold Common Shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not address the tax consequences to U.S. Holders that receive distributions on Common Shares other than in U.S. dollars.
This summary does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Common Shares in light of their personal circumstances or to any holders subject to special treatment under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), such as:
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banks or other financial institutions;

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insurance companies;

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brokers, dealers, or traders in securities;

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tax-exempt organizations;

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tax-qualified retirement plans and individual retirement accounts;

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regulated investment companies;

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real estate investment trusts;

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persons subject to the alternative minimum tax;

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persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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persons that have elected mark-to-market accounting;

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persons holding Common Shares as part of a hedge, straddle, or other risk reduction strategy or as part of a hedging or conversion transaction or other integrated investment;

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persons that own or have owned (directly, indirectly, or constructively) 10% or more of the total combined voting power or value of the outstanding shares (including Common Shares) of the Company;

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expatriates and certain former citizens of the United States;

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persons that hold Common Shares through a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes;

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persons that are subject to special tax accounting rules under Section 451(b) of the Code; and

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persons that acquired Common Shares through stock option or share purchase plan programs or in other compensatory arrangements.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Common Shares acquired in the Secondary Offering that is for U.S. federal income tax purposes:
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a citizen or an individual who is a resident of the United States;

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a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State or political subdivision thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (i) that is subject to the primary supervision of a court within the United States and all substantial decisions of which one or more U.S. persons have the authority to control or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds Common Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and their partners are urged to consult their own tax advisors regarding the tax consequences of acquiring, owning, and disposing of Common Shares.
This summary is based on current provisions of the Code, the regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, published positions of the U.S. Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, and to differing interpretations. This summary does not address all U.S. federal tax laws (such as estate or gift tax laws), nor does it address any aspects of U.S. state or local or non-U.S. taxation. There can be no assurance that the IRS will not challenge the conclusions reflected herein or that a court would not sustain any such challenge.
This summary is for informational purposes only and is not tax advice. Holders of Common Shares are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them of the ownership and disposition of Common Shares in light of their particular circumstances, as well as any tax consequences arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local, or non-U.S. tax laws or any applicable income tax treaty.
Distributions
Subject to the discussion below under “Passive Foreign Investment Company Considerations”, the gross amount of a distribution paid to a U.S. Holder with respect to Common Shares (without reduction for any Canadian tax withheld from such distribution) will be included in the holder’s gross income as a dividend to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of a distribution exceeds the Company’s current and accumulated earnings and profits, the excess would be treated as a recovery of basis to the extent of the U.S. Holder’s basis in Common Shares, and then as capital gain. We currently do not intend to calculate earnings and profits under U.S. federal income tax principles. Accordingly, U.S. Holders should expect distributions to be reported as dividends for U.S. federal income tax purposes.
Dividends received by individuals and certain other non-corporate U.S. Holders of Common Shares readily tradable on the NYSE generally will be “qualified dividend income” subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements and that the Company is not treated for U.S. federal income tax purposes as a “passive foreign investment company” (a “PFIC”) for the taxable year in which the dividend is paid or for the preceding taxable year. Dividends on Common Shares generally will not be eligible for the dividends-received deduction allowed to U.S. shareholders that are treated as corporations for U.S. federal tax purposes. U.S. Holders are urged to consult their tax advisors regarding the application of the relevant rules in light of their particular circumstances.
Dividends paid by the Company generally will constitute foreign-source income for foreign tax credit limitation purposes. Accordingly, any Canadian federal withholding tax assessed on dividends received by U.S. Holders may, subject to certain limitations, be claimed as a foreign tax credit or as a deduction for U.S. federal income tax purposes. Notwithstanding the foregoing, the rules relating to foreign tax credits are complex, and the availability of a foreign tax credit depends on numerous factors. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit with respect to their particular circumstances.

Sale or Other Taxable Disposition of Common Shares
Subject to the discussion below under “Passive Foreign Investment Company Considerations”, a U.S. Holder will recognize taxable gain or loss upon the sale, exchange, or other taxable disposition of Common Shares equal to the difference, if any, between the amount realized for the Common Shares and the U.S. Holder’s tax basis in the Common Shares. The amount realized will equal the amount of cash, if any, plus the fair market value of any property received in exchange for the Common Shares. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Shares exceeds one year at the time of the sale, exchange, or other taxable disposition. Gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders, including individual U.S. Holders that have held their Common Shares for more than one year, currently are eligible for preferential tax rates. The deductibility of capital losses is subject to limitations.
Passive Foreign Investment Company Considerations
Certain adverse U.S. federal income tax consequences generally apply to a U.S. person that owns stock of a non-U.S. corporation that is treated as a PFIC for any taxable year during the U.S. person’s holding period for the stock. In general, a non-U.S. corporation will be a PFIC during a taxable year if, after applying certain look-through rules with respect to the income and assets of subsidiaries, (i) 75% or more of its gross income constitutes passive income or (ii) 50% or more of its assets produce, or are held for the production of, passive income. Passive income generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Passive income generally excludes active business gains arising from the sale of commodities, if substantially all of a non-U.S. corporation’s commodities are stock in trade or inventory, real and depreciable property used in a trade or business, or supplies regularly used or consumed in a trade or business, and certain other requirements are satisfied.
Based on its current and expected income, assets, and activities, the Company does not expect to be classified as a PFIC for the current taxable year, nor does it anticipate becoming a PFIC in the foreseeable future. However, the classification of the Company under the PFIC rules will depend, in part, on whether certain of its income qualifies for the exception for active business gains arising from the sale of commodities for purposes of the PFIC income and asset tests described above. The Company believes that certain of its income currently qualifies and will continue to qualify for this exception for active business gains for the foreseeable future, although no assurance can be provided in this regard. The determination as to whether any corporation is a PFIC for a particular taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations and uncertainty. There is limited authority regarding the application of the active business gains exception and other relevant PFIC rules to entities such as the Company and its subsidiaries. Accordingly, no assurance can be provided regarding the Company’s PFIC status for the current taxable year or any future taxable year, and there can be no assurance that the IRS will not challenge the views of the Company concerning its PFIC status. Each U.S. Holder is urged to consult its own tax advisor regarding the PFIC status of the Company.
If, contrary to expectation, the Company were a PFIC for any taxable year during a U.S. Holder’s holding period for Common Shares, then the holder would be subject to special tax rules with respect to any “excess distribution” (as defined below) received by the holder and any gain recognized by the U.S. Holder upon the sale or other disposition of the Common Shares, unless the U.S. Holder were to make a valid QEF Election or Mark-to-Market Election (each as defined below). Distributions received by a U.S. Holder in a taxable year that exceed 125% of the average annual distributions received by the holder during the shorter of the three preceding taxable years or the holder’s holding period for the Common Shares would be treated as “excess distributions”. Under these special tax rules:
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the excess distribution or gain would be allocated ratably over the U.S. Holder’s holding period for the Common Shares;

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the amount allocated to the current taxable year, and any taxable year in the U.S. Holder’s holding period prior to the first taxable year in which the Company is a PFIC, would be treated as ordinary income; and

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the amount allocated to each other taxable year would be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax attributable to each such year.

In addition, if the Company were classified as a PFIC with respect to a U.S. Holder, to the extent any of the Company’s subsidiaries were also PFICs, the U.S. Holder might be deemed to own shares in any such lower-tier PFICs directly or indirectly owned by the Company in that proportion which the value of the Common Shares owned by the holder bears to the value of all of the Company’s outstanding shares, and the holder might therefore be subject to the adverse tax consequences described above with respect to the shares of such lower-tier PFICs deemed owned by the U.S. Holder. If the Company were classified as a PFIC for any taxable year in which a U.S. Holder held Common Shares, the Company generally would continue to be classified as a PFIC with respect to such U.S. Holder for any subsequent taxable year in which the U.S. Holder held Common Shares, even if the Company’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception were to apply.
Certain elections may be available to mitigate the adverse tax consequences of PFIC status described above. If a U.S. Holder were to elect to treat its interests in the Company as a “qualified electing fund” (a “QEF Election”) for the first taxable year of the U.S. Holder’s holding period in which the Company were classified as a PFIC, then the U.S. Holder generally would not be subject to the PFIC rules described above. Instead, the U.S. Holder would be subject to U.S. federal income tax on its pro rata share of (i) the net capital gain of the Company, which would be taxable as long-term capital gain, and (ii) the ordinary earnings of the Company, which would be taxable as ordinary income. A QEF Election, once made, would be effective with respect to the U.S. Holder’s Common Shares for all subsequent taxable years in which the Company were treated as a PFIC, unless the QEF Election were invalidated or terminated, or the IRS were to consent to revocation of the QEF Election. The QEF Election cannot be made unless the Company provides or makes available certain information. To facilitate the making of QEF Elections by U.S. Holders, for each taxable year that the Company is classified as a PFIC, the Company intends to use commercially reasonable efforts to make available information related to the PFIC status of the Company and any subsidiary that it is able to identify as a PFIC with respect to U.S. Holders, including information necessary to make a QEF Election with respect to the Company and each such lower-tier PFIC for such taxable year.
In lieu of making a QEF Election, a U.S. Holder may avoid the unfavorable rules described above by making a “Mark-to-Market Election” for the first taxable year of the U.S. Holder’s holding period in which the Company is classified as a PFIC. The Mark-to-Market Election is available only for “marketable stock”, which is stock regularly traded on certain qualified exchanges, including the NYSE. For these purposes, the Common Shares generally will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. There can be no assurance that trading in the Common Shares will be sufficiently regular for the shares to qualify as marketable stock. Moreover, the Company generally does not expect the Mark-to-Market Election to be available with respect to any non-U.S. subsidiary of the Company classified as a PFIC. In general, if a U.S. Holder were to make a timely and effective Mark-to-Market Election, the holder would include as ordinary income each year the excess, if any, of the fair market value of the holder’s Common Shares at the end of the taxable year over its adjusted basis in Common Shares. Any gain recognized by the U.S. Holder on the sale or other disposition of Common Shares would be ordinary income, and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the Mark-to-Market Election and, thereafter, a capital loss. A Mark-to-Market Election would apply to the taxable year in which the election were made and to each subsequent taxable year, unless the Common Shares were to cease to be “marketable stock”, the U.S. Holder were to mark the Common Shares to market under non-PFIC provisions of the Code, or the IRS were to consent to the revocation of the election.
Subject to certain exceptions, a U.S. person that directly or indirectly owns an interest in a PFIC generally is required to file an annual report with the IRS, and the failure to file the report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Holders is uncertain in certain respects. U.S. Holders are urged to consult their own tax advisors regarding the application of the PFIC rules, including the foregoing filing requirements and the advisability of making any available election, with respect to their ownership and disposition of Common Shares.

Additional Tax on Net Investment Income
Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their dividend income and net gains from the sale, exchange, or other disposition of Common Shares. Each U.S. Holder that is an individual, estate, or trust is urged to consult its own tax advisors regarding the applicability of this tax to its income and gains in respect of the Common Shares.
Foreign Financial Asset Reporting
Certain U.S. persons holding “specified foreign financial assets” (which generally include shares and other securities issued by a foreign person, unless held in an account maintained by a financial institution) that exceed certain U.S. dollar thresholds are required to report information relating to such assets, which could include the Common Shares, by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax returns. Significant penalties may apply for the failure to satisfy this reporting obligation. U.S. Holders are urged to consult their tax advisors regarding the foregoing reporting obligation with respect to their ownership of Common Shares.
Information Reporting and Backup Withholding
Distributions with respect to Common Shares and proceeds from the sale, exchange, or other taxable disposition of Common Shares generally will be subject to information reporting to the IRS and may be subject to U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder that furnishes a correct taxpayer identification number and makes other required certifications, or that is otherwise exempt from backup withholding and properly establishes such exempt status. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
RISK FACTORS
An investment in the Registrable Shares is subject to a number of risks, including those set forth in the accompanying Shelf Prospectus, as well as in the Annual Information Form, the Annual MD&A and the Interim MD&A, all of which are incorporated by reference herein. Prospective investors should carefully consider these risks, in addition to information contained in this Prospectus Supplement, the Shelf Prospectus and the information incorporated by reference herein and therein, before purchasing Registrable Shares.
PROMOTER
The Selling Shareholder may be considered a promoter of Triple Flag within the meaning of applicable Canadian securities legislation. As of May 28, 2024, the Selling Shareholder owned or controlled, directly or indirectly, 133,815,727 Common Shares, representing approximately 66% of the issued and outstanding Common Shares. See “Selling Shareholder”. Another entity that may have been considered a promoter of Triple Flag, Triple Flag Mining Elliott and Management Co-Invest LP, was dissolved in July 2022 following the redemption of its limited partnership units and distribution of Common Shares that it held to its limited partners, including the Selling Shareholder, in satisfaction of the redemption price for such limited partnership units.
INTEREST OF EXPERTS
Certain technical and scientific information contained in the documents incorporated by reference herein, including in respect of the Cerro Lindo mine, the Northparkes mine and the Impala Bafokeng PGM Operations, was reviewed and approved in accordance with NI 43-101 by James Lill, P. Eng., Director, Mining of Triple Flag and a “Qualified Person” as defined by NI 43-101.
To the knowledge of Triple Flag, James Lill held less than 1% of the outstanding securities of Triple Flag or of any associate or affiliate thereof when he prepared the technical information contained or incorporated by reference in this Prospectus Supplement and the Shelf Prospectus, including the documents incorporated herein and therein by reference, or following the preparation of such technical information. Other than pursuant to his employment arrangements, James Lill did not receive, and will not receive, any direct or indirect interest in any securities of Triple Flag or of any associate or affiliate thereof.
LEGAL MATTERS
Certain legal matters relating to Canadian and United States law with respect to the Secondary Offering will be passed upon on behalf of the Company by Torys LLP. As of the date hereof, the “designated professionals” (as such term is defined in Form 51-102F2 — Annual Information Form) of Torys LLP, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding securities of the Company.
AUDITORS AND TRANSFER AGENT AND REGISTRAR
Triple Flag’s independent registered public accounting firm is PricewaterhouseCoopers LLP, Chartered Professional Accountants, located at PwC Tower, Suite 2600, 18 York Street, Toronto, Ontario, M5J 0B2. PricewaterhouseCoopers LLP has advised that they are independent with respect to Triple Flag within the meaning of the Chartered Professional Accountants of Ontario CPA Code of Professional Conduct and the rules of the SEC and the Public Company Accounting Oversight Board on auditor independence.
The transfer agent and registrar for the Common Shares listed on the TSX is Computershare Investor Services Inc., located at 100 University Ave, Toronto, ON M5J 2Y1. The transfer agent and registrar for the Common Shares listed on the NYSE is Computershare Trust Company, N.A., located at 150 Royall Street, Canton, MA, 02021, United States.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus Supplement forms a part: (a) the documents listed under the heading “Documents Incorporated by Reference”; (b) powers of attorney from the Company’s directors or officers, as applicable; (c) the consent of PricewaterhouseCoopers LLP; (d) the consent of James Lill; (e) the consent of Torys LLP; and (f) the SEC filing fee exhibit.
AGENT FOR SERVICE OF PROCESS
Certain of our operations and assets are located outside of Canada, certain of our directors, including Mark Cicirelli, Peter O’Hagan and Blake Rhodes, reside outside of Canada, and our promoter, the Selling Shareholder, is organized outside of Canada and does not have an office in Canada. Our directors who reside outside of Canada and the Selling Shareholder have appointed Triple Flag, at its registered office located at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario, Canada M5J 2S1, as their agent for service of process in Canada. Purchasers are advised that it may not be possible for them to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person has appointed an agent for service of process.

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except where an exemption from such delivery requirements is available. This short form prospectus is filed in reliance on an exemption from the preliminary base shelf prospectus requirement for a well-known seasoned issuer.
Neither we nor the selling securityholders may sell these securities in the United States until the registration statement filed with the United States Securities and Exchange Commission is effective. This short form base shelf prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Triple Flag Precious Metals Corp. at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario, Canada, M5J 2S1, Telephone: (416) 304 – 9741, and are also available electronically at www.sedarplus.ca.
SHORT FORM BASE SHELF PROSPECTUS
New Issue and/or Secondary Offering May 29, 2024
TRIPLE FLAG PRECIOUS METALS CORP.
Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Units
Triple Flag Precious Metals Corp. (referred to herein, with its consolidated subsidiaries as the context requires, as “Triple Flag”, “we”, “our” or “us”) may from time to time offer and issue the following securities: (i) common shares in the capital of Triple Flag (“Common Shares”); (ii) preferred shares in the capital of Triple Flag (“Preferred Shares” and together with Common Shares, “Equity Securities”); (iii) debentures, notes or other evidence of indebtedness of any kind, nature or description and which may be issuable in series (collectively, “Debt Securities”); (iv) subscription receipts of Triple Flag exchangeable for Common Shares and/or other securities of Triple Flag (“Subscription Receipts”); (v) warrants exercisable to acquire Common Shares and/or other securities of Triple Flag (“Warrants”); and (vi) securities comprised of more than one of Equity Securities, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit (“Units”), or any combination thereof at any time during the 25-month period that this short form base shelf prospectus, including any amendments hereto (the “Prospectus”), remains valid. The Equity Securities, Debt Securities, Subscription Receipts, Warrants and Units (collectively, the “Securities”) offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”). In addition, from time to time, selling securityholders to be named in an applicable Prospectus Supplement may offer and sell Securities held by them under this Prospectus. We are filing this Prospectus in connection with the concurrent filing of a U.S. registration statement on Form F-10, of which this Prospectus forms a part (the “Registration Statement”), pursuant to the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). See “Available Information”.
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The specific terms of any particular offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), whether the Company or selling securityholders are offering the Common Shares (and, if applicable, the identities of such selling securityholders) and any other specific terms; (ii) in the case of Preferred Shares, the number of Preferred Shares being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution) and any other specific terms; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption at the option of Triple Flag or the holder, any exchange or conversion terms into or for Common Shares and/or other securities of Triple Flag and any other specific terms; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of Triple Flag and any other specific terms; (v) in the case of Warrants, the number of such Warrants offered, the offering price, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of Triple Flag and any other specific terms; and (vi) in the case of Units, the number of Units being offered, the offering price, the terms of the Common Shares, Debt Securities, Subscription Receipts and/or Warrants, as the case may be, underlying the Units, and any other specific terms.
As of the date hereof, Triple Flag has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below). See “Well-Known Seasoned Issuer”. All shelf information permitted under applicable securities legislation, including as permitted under the WKSI Blanket Orders, to be omitted from this Prospectus including, without limitation, the specific terms of any offering of Securities, as discussed above, will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.
This Prospectus does not qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance, including, without limitation, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. This Prospectus may qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities: (i) in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates and/or (ii) convertible into or exchangeable for Common Shares.
We and any selling securityholders may sell the Securities to or through one or more underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through one or more agents designated by us from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. This Prospectus may qualify an “at-the-market distribution” (as such term is defined in National Instrument 44-102 — Shelf Distributions (“NI 44-102”)). The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, as well as the method of distribution and the terms of the offering of such Securities, including the identity of the selling securityholders, if any, the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to us or the selling securityholders and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”.
Unless otherwise specified in the relevant Prospectus Supplement, in connection with any offering of the Securities other than an “at-the-market distribution”, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those
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Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.
No underwriter of an “at-the-market distribution”, and no person or company acting jointly or in concert with such an underwriter, may, in connection with such distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the Prospectus Supplement, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.
The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “TFPM” and the New York Stock Exchange (the “NYSE”) under the symbol “TFPM”. On May 28, 2024, the last trading day prior to the date of this Prospectus, the closing price of the outstanding Common Shares on the TSX in Canadian dollars was C$24.05 and the closing price of the outstanding Common Shares on the NYSE in U.S. dollars was US$17.59.
Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which these securities may be sold and purchasers may not be able to resell such securities purchased under this Prospectus. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities, and the extent of issuer regulation. See “Risk Factors”.
Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. See “Statutory and Contractual Rights of Withdrawal and Rescission”.
Triple Flag’s head and registered office is located at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario M5J 2S1.
We are permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States (“MJDS”), to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective purchasers in the United States should be aware that such requirements are different from those of the United States. The financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”) and may not be comparable to financial statements of United States companies. Our financial statements are audited in accordance with the standards of the Public Company Accounting Oversight Board.
The enforcement by purchasers of civil liabilities under the United States federal securities laws may be affected adversely by the fact that Triple Flag is governed by the federal laws of Canada, that some or all of its officers and directors are residents of a foreign country, that some or all of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of our assets and said persons may be located outside of the United States. See “Service of Process and Enforcement of Civil Liabilities”.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
Prospective purchasers should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences for purchasers who are resident in, or citizens of, Canada and the United States may not be described fully herein or in any applicable Prospectus Supplement. Prospective purchasers should read the tax discussion contained in this Prospectus under the heading “Certain Income Tax Considerations” as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult with their own tax advisor with respect to their own particular circumstances.
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No underwriter, agent or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
Any investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors”.
Certain of our operations and assets are located outside of Canada, certain of our directors, including Blake Rhodes, Mark Cicirelli and Peter O’Hagan, reside outside of Canada, and our promoter, Triple Flag Mining Aggregator S.à r.l., a société à responsabilité limitée governed by the laws of the Grand Duchy of Luxembourg having its registered office at 12c, rue Guillaume Kroll, L-1882 Luxembourg and registered with the R.C.S. Luxembourg under number B 250.444 (“Aggregator”), is organized outside of Canada and does not have an office in Canada. Aggregator is an entity indirectly controlled by certain investment funds advised by Elliott Investment Management L.P. and its affiliates. Our aforementioned directors who reside outside of Canada and Aggregator have appointed Triple Flag, at its registered office located at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario, Canada M5J 2S1, as their agent for service of process in Canada. Purchasers are advised that it may not be possible for them to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person has appointed an agent for service of process. See “Service of Process and Enforcement of Civil Liabilities”.

i

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
Readers should rely only on the information contained in this Prospectus (including the documents incorporated by reference herein). We have not authorized any person to provide different information. The Securities may be sold only in those jurisdictions where offers and sales are permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus is accurate only as of the date of this Prospectus or the date of the document incorporated by reference herein, as applicable, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since the date of this Prospectus.
Unless the context otherwise permits, indicates or requires, all references in this Prospectus to “Triple Flag”, “we”, “our”, “us” and similar expressions are references to Triple Flag Precious Metals Corp. and the business carried on by it. In this prospectus, all references to “$” or “US$” are to U.S. dollars and all references to “C$” are to Canadian dollars. All dollar amounts and financial information in this Prospectus and any document incorporated by reference herein or therein is presented in U.S. dollars unless otherwise indicated. The financial statements incorporated by reference in this Prospectus have been prepared in accordance with IFRS Accounting Standards.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this Prospectus and the documents incorporated by reference herein constitute “forward-looking information” and “forward-looking statements” within the meaning of applicable securities laws in Canada and the United States, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking information may be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “believes” or variations of such words and phrases or terminology which states that certain actions, events or results “may”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. Our assessments of, and expectations for, future periods described in this Prospectus and the documents incorporated by reference herein, including our future financial outlook and anticipated events or results, business, financial position, business strategy, growth plans, and strategies, budgets, operations, financial results, taxes, dividend policy, plans and objectives, and environmental, social and governance (“ESG”) targets, goals and objectives, are considered forward-looking information. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding possible future events or circumstances.
The forward-looking information included in this Prospectus and the documents incorporated by reference herein is based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are also based upon the ongoing operation of the properties in which we hold a stream, royalty or other similar interest by the owners or operators of such properties in a manner consistent with past practice; the accuracy of public statements and disclosures made by the owners or operators of such underlying properties; and the accuracy of publicly disclosed expectations for the development of underlying properties that are not yet in production. These assumptions include, but are not limited to, the following: assumptions in respect of current and future market conditions and the execution of our business strategies, that operations, or ramp-up where applicable, at properties in which we hold a royalty, stream or other interest, continue without further interruption through the period, and the absence of any other factors that could cause actions, events or results to differ from those anticipated, estimated, intended or implied.
Despite a careful process to prepare and review the forward-looking information, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Forward-looking information is also subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements, including our ability to meet our ESG-related targets, goals and objectives, to be materially different from those expressed or implied by such forward- looking information. Such risks, uncertainties and other factors include, but are not limited to, those set forth in this Prospectus under the heading “Risk Factors” and in the annual information form and management’s discussion and analysis incorporated by reference in this Prospectus from time to time.
Although we have attempted to identify important risk factors that could cause actual results or future events to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this Prospectus and the documents incorporated by reference herein represent our expectations as of the date of this Prospectus and the documents incorporated by reference and are subject to change after such date. We disclaim any intention or obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required by applicable securities laws.
If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The risks, uncertainties, opinions, estimates and assumptions referred to above and described in greater detail in the annual information form and management’s discussion and analysis incorporated by reference in this Prospectus from time to time should be considered carefully by readers.
All of the forward-looking information contained in this Prospectus and the documents incorporated by reference herein is expressly qualified by the foregoing cautionary statements. Investors should read this entire Prospectus and the documents incorporated by reference herein and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in our Securities.
TECHNICAL AND THIRD-PARTY INFORMATION
Except where otherwise stated, the disclosure in this Prospectus and the documents incorporated by reference herein, relating to properties and operations on the properties in respect of which Triple Flag holds stream, royalty or other similar interests is based on information publicly disclosed by the owners or operators of these properties and other information and data available in the public domain as at December 31, 2023 (except where stated otherwise) and none of this information has been independently verified by Triple Flag. In the case of our material properties, the disclosure in this Prospectus and the documents incorporated by reference herein are based on technical reports prepared and published by the relevant owner or operator in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) or, in the case of the Royal Bafokeng Platinum Limited operations (the “Impala Bafokeng PGM Operations”), on a competent persons’ report and a mineral resources and mineral reserves statement of the owner prepared in accordance with the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves prepared by the South African Mineral Resource Committee under the Joint Auspices of the Southern African Institute of Mining and Metallurgy and the Geological Society of South Africa, as amended (“SAMREC”), or, in the case of the Northparkes mine, on disclosure of mineral resources and mineral reserves by the operator in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves prepared by the Joint Ore Reserves Committee of the Australasian Institute of Mining and Metallurgy, Australian Institute of Geoscientists and Minerals Council of Australia, as amended (“JORC”). None of such information has been independently verified by Triple Flag.
Triple Flag does not own, develop or mine the underlying properties on which it holds stream or royalty interests. As a royalty or stream holder, Triple Flag has limited, if any, access to properties included in its asset portfolio. Triple Flag is dependent on the owners or operators of the properties and their qualified persons to provide information to Triple Flag or on publicly available information to prepare disclosure pertaining to properties and operations on the properties on which Triple Flag holds stream, royalty or other similar interests. The assumptions and methodologies underpinning estimates of mineral resources and mineral reserves on a property, and the classification of mineralization in categories of measured, indicated and inferred and proven and probable within the estimates of mineral resources and mineral reserves, respectively, and the assumptions and methodologies employed in proposed mining and recovery processes and production plans, were made by owners or operators and their qualified persons. Triple Flag generally has limited or no ability to independently verify such information. Triple Flag has not verified, and is not in a position to verify, the accuracy, completeness or fairness of such third-party information and refers the reader to the public reports filed by the operators for information regarding the properties in which Triple Flag holds a stream, royalty or similar interest. Although Triple Flag does not believe that such information is inaccurate or incomplete in any material respect, there can be no assurance that such third-party information is complete or accurate. For the avoidance of doubt, nothing stated in this paragraph operates to relieve Triple Flag from liability for any misrepresentation contained in this Prospectus and the documents incorporated by reference herein, under applicable Canadian securities laws.
Some information publicly reported by operators may relate to a larger property than the area covered by Triple Flag’s stream, royalty or other similar interest. Triple Flag’s stream, royalty or other similar interests in certain cases cover less than 100% and sometimes only a portion of the publicly reported mineral reserves, mineral resources and production of a property. In addition, numerical information presented in this Prospectus and the documents incorporated by reference herein, which has been derived from information publicly disclosed by owners or operators may have been rounded by Triple Flag and, therefore, there may be some inconsistencies between the numerical information presented in this Prospectus and the documents incorporated by reference herein, and the information publicly disclosed by owners and operators.
As of the date of this Prospectus, Triple Flag considers its stream interests in the Cerro Lindo mine, Northparkes mine and Impala Bafokeng PGM Operations to be its only material mineral properties for the purposes of NI 43-101. Triple Flag will continue to assess the materiality of its assets as new assets are acquired or assets progress through stages of development into production. Information contained in this Prospectus and the documents incorporated by reference herein, with respect to each of the Cerro Lindo mine, the Northparkes mine and the Impala Bafokeng PGM Operations has been prepared in accordance with the exemption set forth in section 9.2 of NI 43-101.
Unless otherwise noted, the disclosure contained in this Prospectus and the documents incorporated by reference herein, of a scientific and technical nature for the Cerro Lindo mine is based on: (i) the technical report entitled “Technical Report on the Cerro Lindo Mine, Department of Ica, Peru”, which technical report was prepared for and filed under Nexa Resources S.A.’s (“Nexa”) SEDAR+ profile on March 17, 2022; (ii) the information disclosed in the annual report on Form 20-F of Nexa filed under Nexa’s EDGAR profile on March 27, 2024 and (iii) the information disclosed in the press release of Nexa entitled “Nexa Reports 2023 Year-end Mineral Reserves and Mineral Resources” dated March 27, 2024 and filed under Nexa’s EDGAR profile on March 27, 2024.
The disclosure in this Prospectus and the documents incorporated by reference herein, of a scientific and technical nature for the Northparkes mine is based on the information disclosed in the document entitled “Annual Mineral Resources and Ore Reserves Statement” and dated effective December 31, 2023, which document was prepared on behalf of the Northparkes Joint Venture by Evolution Mining Limited (“Evolution”), as operator of the Northparkes mine, and is available on Evolution’s website at www.evolutionmining.com.au. Evolution discloses information required by the listing rules of the Australian Securities Exchange (“ASX”) on the ASX website at https://www.asx.com.au.
The disclosure in this Prospectus and the documents incorporated by reference herein, of a scientific and technical nature for the Impala Bafokeng PGM Operations is based on: (i) the information disclosed in the pre-listing statement of Royal Bafokeng Platinum Limited (“RBPlat”) entitled “Pre-Listing Statement” dated October 18, 2010, and available on Impala Platinum Holdings Limited’s (“Implat”) website at www.implats.co.za; (ii) the technical report entitled “An Independent Technical Report on the Maseve Project (WBJV Project Areas 1 and 1A) located on the Western Limb of the Bushveld Igneous Complex, South Africa”, which technical report was prepared for Platinum Group Metals Ltd. (“Platinum Group”) on August 28, 2015 and filed under Platinum Group’s SEDAR+ profile on August 28, 2015; (iii) the information disclosed in the circular to shareholders of RBPlat dated August 27, 2018, and available on Implat’s website at www.implats.co.za; (iv) the Mineral Resources and Mineral Reserves statement entitled “Interim Mineral Resource and Mineral Reserve Statement as at December 31, 2023”, which is available on Implat’s website at

www.implats.co.za; (v) and the condensed consolidated interim results for the six months ended December 31, 2023, which is available on Implat’s website at www.implats.co.za.
None of the foregoing reports, documents, filings or other documents are deemed to be incorporated by reference into this Prospectus.
The technical and scientific information contained in this Prospectus and the documents incorporated by reference herein, relating to the Cerro Lindo mine, the Northparkes mine and the Impala Bafokeng PGM Operations was reviewed and approved in accordance with NI 43-101 by James Lill of Triple Flag, a “qualified person” as defined in NI 43-101.
CAUTIONARY NOTE REGARDING MINERAL RESERVE AND RESOURCE ESTIMATES
This Prospectus and the documents incorporated by reference herein have been prepared in accordance with the requirements of Canadian securities laws in effect in Canada, including NI 43-101, which differ from the requirements of U.S. securities laws. NI 43-101 is a rule developed by the Canadian securities regulatory authorities which establishes standards for all public disclosure of scientific and technical information concerning mineral projects made by an issuer. Unless otherwise indicated, all mineral resource and mineral reserve estimates included in this Prospectus and the documents incorporated by reference herein have been prepared by the owners or operators of the relevant properties (as and to the extent indicated by them) in accordance with NI 43-101 and the Canadian Institute of Mining and Metallurgy Classification System. In addition to reserves and resource estimates prepared in accordance with NI 43-101 and the standards of the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”), certain reserve and resource estimates included in this Prospectus and the documents incorporated by reference herein have been prepared in accordance with JORC or SAMREC.
These standards, including NI 43-101 and CIM, may differ from the requirements of the SEC under subpart 1300 of Regulation S-K (“S-K 1300”), and reserve and resource information contained herein may not be comparable to similar information disclosed by U.S. companies.
The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101 and CIM. Pursuant to S-K 1300, the SEC now recognizes estimates of “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources.” In addition, the SEC has amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be substantially similar to the corresponding standards of the CIM.
Investors are cautioned that while terms are substantially similar to CIM standards, there are differences in the definitions and standards under S-K 1300 and the CIM standards. Accordingly, there is no assurance any mineral reserves or mineral resources that the Company may report as “proven mineral reserves”, “probable mineral reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 will be the same as the mineral reserve or mineral resource estimates prepared under the standards adopted under S-K 1300. Investors are also cautioned that while the SEC now recognizes “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”, investors should not assume that any part or all of mineral deposits in these categories will ever be converted into reserves. Mineralization described using these terms has a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of a “measured mineral resource”, “indicated mineral resource” or “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.
Accordingly, information contained in this Prospectus and the documents incorporated by reference herein may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

ADDITIONAL CAUTION REGARDING ESG-RELATED DISCLOSURES
In setting and implementing our ESG targets, goals and objectives, Triple Flag has made various assumptions, including about technological, economic, scientific and legal trends and developments, in light of an evolving policy and regulatory environment. As such, the ESG data, analysis, strategy and other information set out in this Prospectus, including the documents incorporated by reference, remain under development and subject to evolution, amendment, update and restatement over time. Triple Flag specifically cautions readers of the following:
(a)
The terms “ESG”, “net-zero”, “carbon neutral” and similar terms, taxonomies and criteria are evolving, and Triple Flag’s use of such terms may change to reflect such evolution. Any references to such terms in this Prospectus, including the documents incorporated by reference, are references to the internally defined criteria of Triple Flag and not to any particular regulatory definition or voluntary standard.

(b)
There could also be changes to the ESG market practices, taxonomies, methodologies, scenarios, frameworks, criteria and other standards that governmental and non-governmental entities, the mining and streaming and royalties sectors, Triple Flag and its counterparties use to classify, assess, measure, report on and verify ESG activities. Triple Flag may update its ESG targets, goals and objectives, its plans to achieve them and its progress toward them, in light of new and evolving ESG standards.

(c)
In setting and implementing its ESG targets, goals and objectives, Triple Flag relies on data obtained from counterparties and other third-party sources. Although Triple Flag believes these sources are reliable, Triple Flag has not independently verified all third-party data, or assessed the assumptions underlying such data, and cannot guarantee their accuracy. Certain third-party data may also change over time as ESG standards evolve. These factors could have a material effect on Triple Flag’s ESG targets, goals and objectives and the ability to meet them.

Triple Flag has purchased carbon credits, including verified carbon offsets, to meet its ESG targets, goals and objectives, including its “carbon neutral” objective. The market for these instruments is still developing, and sometimes illiquid, and the availability of these instruments may be limited. Some instruments are also subject to the risk of invalidation or reversal, and Triple Flag provides no assurance of the treatment of any such instruments in the future, including as ESG standards evolve.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar regulatory authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Triple Flag Precious Metals Corp. at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario M5J 2S1, Telephone: (416) 304-9741 or by accessing these documents from SEDAR+ at www.sedarplus.ca. Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System at www.sec.gov.
Except to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, the following documents of Triple Flag filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada and filed as exhibits to the Registration Statement are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(a)
the annual information form of Triple Flag for the fiscal year ended December 31, 2023 dated March 28, 2024 (the “2023 AIF”);

(b)
the management proxy circular dated March 26, 2024 in connection with the annual meeting of shareholders of Triple Flag held on May 8, 2024;

(c)
the audited annual consolidated financial statements of Triple Flag and the notes thereto for the years ended December 31, 2023 and 2022, together with the report of the independent registered public accounting firm thereon (the “2023 Annual Financial Statements”);

(d)
management’s discussion and analysis of Triple Flag’s financial condition and financial performance for the periods presented in the 2023 Annual Financial Statements;

(e)
the unaudited condensed interim consolidated financial statements of Triple Flag and the notes thereto for the three-month periods ended March 31, 2024 and 2023 (the “Interim Financial Statements”); and

(f)
management’s discussion and analysis of Triple Flag’s financial condition and financial performance for the periods presented in the Interim Financial Statements.

Documents referenced in any of the documents incorporated by reference in this Prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or herein are not incorporated by reference in this Prospectus. Any documents of the type required by National Instrument 44-101 — Short Form Prospectus Distributions (“NI 44-101”) to be incorporated by reference in a short form prospectus, including any annual information form, annual financial statements and the auditors’ report thereon, interim financial statements, management’s discussion and analysis of financial conditions and results of operations, material change reports (except confidential material change reports), business acquisition reports and information circulars, filed by us with securities commissions or similar authorities in Canada after the date of this Prospectus, during the 25-month period this Prospectus remains effective, are deemed to be incorporated by reference in this Prospectus.
Certain marketing materials (as that term is defined in applicable securities legislation in Canada) may be used in connection with a distribution of Securities under this Prospectus and any applicable Prospectus Supplement. Any template version of the marketing materials (as those terms are defined in applicable securities legislation in Canada) pertaining to a distribution of Securities and filed by us after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in such Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.
Upon a new interim financial report and related management’s discussion and analysis of Triple Flag being filed with the applicable Canadian securities regulatory authorities during the effectiveness of this Prospectus, the previous interim financial report and related management’s discussion and analysis of Triple Flag most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related management’s discussion and analysis of Triple Flag being filed with the applicable Canadian securities regulatory authorities during the effectiveness of this Prospectus, the previous annual financial statements and related management’s discussion and analysis and the previous interim financial report and related management’s discussion and analysis of Triple Flag most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of Triple Flag being filed with the applicable Canadian securities regulatory authorities during the effectiveness of this Prospectus, notwithstanding anything herein to the contrary, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) any material change reports filed by Triple Flag prior to the end of the financial year in respect of which the new annual information form is filed; and (iii) any business acquisition reports filed by Triple Flag for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed. Upon a new management information circular prepared in connection with an annual general meeting of Triple Flag being filed with the applicable Canadian securities regulatory authorities during the effectiveness of this Prospectus, the previous management information circular prepared in connection with an annual general meeting of Triple Flag shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.
In addition, any document or information included in any report on Form 6-K or Form 40-F (or any respective successor form) that is filed with or furnished to the SEC, as applicable, pursuant to the U.S.

Exchange Act after the date of this Prospectus, shall be deemed to be incorporated by reference into the Registration Statement (in the case of Form 6-K, if and to the extent such incorporation by reference is expressly set forth therein).
A Prospectus Supplement containing the specific variable terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.
Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement which it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been, or will be, filed with the SEC as part of the Registration Statement: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consents of PricewaterhouseCoopers LLP and James Lill; (3) the form of Debt Indenture (as defined below) for any Debt Securities that may be offered hereunder; (4) powers of attorney from our directors and principal executive, financial and accounting officers; and (5) the SEC filing fee exhibit. A copy of the underwriting agreement for offerings under this Prospectus, and, as applicable, the warrant indenture for offerings of Warrants, the subscription receipt agreement for offerings of Subscription Receipts, any unit agreement for offerings of Units, and/or any supplemental indenture to the Debt Indenture and/or form of note for offerings of Debt Securities, will be filed as necessary by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
AVAILABLE INFORMATION
We file reports and other information with the securities commissions and similar regulatory authorities in each of the provinces and territories of Canada. We have concurrently filed with the SEC the Registration Statement with respect to the Securities offered pursuant to this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information contained in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance the prospective purchasers should refer to the exhibits for a more complete description of the matter involved.
Triple Flag is subject to the information requirements of applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the applicable securities regulators in Canada. Upon effectiveness of the Registration Statement, Triple Flag will be subject to the information requirements of the U.S. Exchange Act and will file reports and information with the SEC. Under the MJDS adopted by the United States and Canada, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a “foreign private issuer” within the meaning of rules made under the U.S. Exchange Act, Triple Flag will be exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, Triple Flag will not be required to publish financial statements as promptly as United States companies.

The SEC maintains an Internet site at www.sec.gov that makes available reports and other information that Triple Flag files or furnishes electronically with it. A prospective purchaser may also read and download any public document that Triple Flag has filed with the Canadian securities regulatory authorities under Triple Flag’s profile on SEDAR+ at www.sedarplus.ca. Triple Flag’s Internet site can be found at www.tripleflagpm.com. The information on our website is not incorporated by reference into this Prospectus and should not be considered a part of this Prospectus, and the reference to our website in this Prospectus is an inactive textual reference only.
PROSPECTIVE PURCHASERS SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY “FREE WRITING PROSPECTUS” WITHIN THE MEANING OF U.S. SECURITIES LAWS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE PURCHASERS WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. PROSPECTIVE PURCHASERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS, UNLESS OTHERWISE NOTED HEREIN OR AS REQUIRED BY LAW. IT SHOULD BE ASSUMED THAT THE INFORMATION APPEARING IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY “FREE WRITING PROSPECTUS”, AND THE DOCUMENTS INCORPORATED HEREIN AND THEREIN BY REFERENCE ARE ACCURATE ONLY AS OF THEIR RESPECTIVE DATES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.
TRIPLE FLAG PRECIOUS METALS CORP.
Triple Flag was incorporated in Canada on October 10, 2019 with the name Triple Flag Precious Metals Corp. under the Canada Business Corporations Act (the “CBCA”) and amalgamated with its wholly owned subsidiary, Triple Flag Mining Finance Ltd., on November 8, 2019. Our head and registered office is located at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario M5J 2S1. We also operate an office in Hamilton, Bermuda.
Triple Flag is a pure play, precious-metals-focused streaming and royalty company offering bespoke financing solutions to the metals and mining industry. Our mission is to be a sought-after, long-term funding partner to mining companies throughout the commodity cycle, while generating attractive returns for our investors.
From our inception in 2016 to our current position as an intermediate streaming and royalty company, we have systematically developed a long life, low cost, high quality diversified portfolio of streams and royalties providing exposure primarily to gold and silver in the Americas and Australia. We have 234 assets as of May 28, 2024, consisting of 15 streams and 219 royalties. These investments are tied to mining assets at various stages of the mine life cycle, including 32 producing mines and 202 development and exploration stage projects.
Further information regarding Triple Flag and a description of our business is outlined in the 2023 AIF, which is incorporated by reference herein.
USE OF PROCEEDS
The use of proceeds from the issue and sale of specific Securities pursuant to this Prospectus will be described in the Prospectus Supplement relating to the issuance and sale of such Securities. Unless otherwise set forth in the applicable Prospectus Supplement, we will not receive any proceeds from any sale of Securities by selling securityholders.
EARNINGS COVERAGE RATIOS
Earnings coverage ratios will be provided in the applicable Prospectus Supplement(s) with respect to any issuance and sale of Debt Securities pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION
There have been no material changes in the share and loan capital of Triple Flag since March 31, 2024, which have not been disclosed in this Prospectus or in the documents incorporated by reference herein.
Disclosure regarding the consolidated capitalization of Triple Flag will be set forth in the applicable Prospectus Supplement(s) for any Securities offered pursuant to this Prospectus.
DESCRIPTION OF THE EQUITY SECURITIES
Our authorized share capital consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series. As of the date of this Prospectus, an aggregate of 201,298,307 Common Shares are issued and outstanding, and no Preferred Shares are issued and outstanding.
The following sets forth certain general terms and provisions of the Common Shares and the Preferred Shares. This summary is supplemented by the full attributes of the Common Shares and the Preferred Shares which are available on Triple Flag’s SEDAR+ profile at www.sedarplus.ca, on EDGAR at www.sec.gov and on our website at www.tripleflagpm.com.
Common Shares
Dividend Rights
Subject to the prior rights of the holders of any class of shares ranking senior to the Common Shares with respect to the priority in the payment of dividends, the holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors of Triple Flag (the “Board”) out of monies properly applicable to the payment of dividends, in such amount and in such form as the Board may from time to time determine.
Voting Rights
Shareholders are entitled to one vote in respect of each Common Share held at meetings of shareholders (except where the holders of a specified class of shares are entitled to vote separately as a class as provided in the CBCA).
Conversion
The Common Shares are not convertible into any other class of shares or other securities of Triple Flag.
Pre-Emptive Rights
Aggregator and its affiliates are entitled to certain pre-emptive rights to subscribe for additional Common Shares as provided for in an investor rights agreement between Triple Flag and Aggregator, dated as of May 26, 2021, and amended on November 9, 2022 (the “Investor Rights Agreement”). Aggregator is indirectly controlled by certain investment funds advised by Elliott Investment Management L.P. and its affiliates. For a description of the Investor Rights Agreement, please refer to the 2023 AIF, which is incorporated by reference herein. The Investor Rights Agreement is available on SEDAR+ at www.sedarplus.ca under Triple Flag’s profile and on EDGAR at www.sec.gov.
Redemption/Retraction Rights
Triple Flag has no redemption or mandatory purchase for cancellation rights in respect of the Common Shares, nor do any shareholders have retraction rights in respect of the Common Shares.
Liquidation Rights
In the event of the liquidation, dissolution or winding-up of Triple Flag, whether voluntary or involuntary, or any other distribution of assets of Triple Flag among its shareholders for the purpose of winding up its affairs, subject to the rights of the holders of the Preferred Shares and any other class of shares ranking in priority to the Common Shares, the shareholders shall be entitled to receive the remaining property and assets of Triple Flag.
Preferred Shares
The Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of the CBCA and our articles of amalgamation, our Board may, by resolution, from time to time before the issue thereof determine the maximum number of Preferred Shares of each series, create an identifying name for each series, attach special rights or restrictions to the Preferred Shares of each series including, without limitation, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights, any rights on our liquidation, dissolution or winding-up and any sinking fund or other provisions, the whole to be subject to filing articles of amendment to create the series and to include the special rights or restrictions attached to the Preferred Shares of the series. Except as provided in any special rights or restrictions attaching to any series of Preferred Shares issued from time to time, the holders of Preferred Shares will not be entitled to receive notice of, attend or vote at any meeting of shareholders.
Preferred Shares of each series, if and when issued, will, with respect to the payment of dividends, rank pari passu with the Preferred Shares of every other series and be entitled to preference over the Common Shares and any other of our shares ranking junior to the Preferred Shares with respect to payment of dividends.
In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of Preferred Shares will be entitled to preference with respect to distribution of our property or assets over the Common Shares and any other of our shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares. We currently anticipate that there will be no pre-emptive, subscription, redemption or conversion rights attaching to any series of Preferred Shares issued from time to time.
Equity Securities may be offered separately or together with other Securities. See “Description of Units”.
DESCRIPTION OF DEBT SECURITIES
The following description of Debt Securities sets forth certain general terms and provisions of Debt Securities that may be offered under this Prospectus and in respect of which a Prospectus Supplement may be filed. Triple Flag will provide particular terms and provisions of a series of Debt Securities and a description of how the general terms and provisions described below may apply to that series in the Prospectus Supplement relating to such series. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.
Debt Securities will be issued under one or more indentures (each, a “Debt Indenture”), in each case between Triple Flag and one or more appropriately qualified financial institutions authorized to carry on business as a trustee in Canada and/or the United States, as may be required by applicable securities laws. The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable Debt Indenture. Accordingly, reference should also be made to the applicable Debt Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the final, fully executed Debt Indenture, together with any supplemental indenture and/or the form of note for any Debt Securities offered hereunder, will be filed by Triple Flag with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR+ under the profile of Triple Flag which can be accessed at www.sedarplus.ca, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
Debt Securities may be offered separately or in combination with one or more other Securities. Triple Flag may also, from time to time, issue Debt Securities and incur additional indebtedness other than pursuant to Debt Securities issued under this Prospectus.

The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered and sold by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement.
General
Debt Securities may be issued from time to time in one or more series. Triple Flag may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional debt securities of that series.
A Prospectus Supplement relating to a particular series of Debt Securities will describe the terms of the Debt Securities being offered including, where applicable, the following:
(a)
the designation, aggregate principal amount and authorized denominations of such Debt Securities;

(b)
the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars);

(c)
the percentage of the principal amount at which such Debt Securities will be issued;

(d)
the date or dates on which such Debt Securities will mature;

(e)
the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

(f)
the dates on which such interest will be payable and the record dates for such payments;

(g)
the trustee(s) under the Debt Indenture pursuant to which the Debt Securities are to be issued;

(h)
any redemption term or terms under which such Debt Securities may be redeemed;

(i)
whether such Debt Securities are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(j)
any exchange or conversion terms into or for Common Shares and/or other securities of Triple Flag;

(k)
whether such Debt Securities will be subordinated to other liabilities of Triple Flag; and

(l)
any other specific terms.

Debt Securities may be offered separately or together with other Securities. See “Description of Units”.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
Triple Flag may issue Subscription Receipts that entitle the holder to receive, upon satisfaction of certain release conditions, and for no additional consideration, Debt Securities, Equity Securities, Warrants or Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, and Subscription Receipts sold with other Securities may be attached to or separate from the other Securities.
The Subscription Receipts will be issued under a subscription receipt agreement. The following sets forth certain general terms and provisions of the Subscription Receipts. The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts.
In the applicable Prospectus Supplement, the description of Subscription Receipts will include, where applicable:
(a)
the number of Subscription Receipts;

(b)
the price at which the Subscription Receipts will be offered;

(c)
the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of Triple Flag;

(d)
the number of Common Shares and/or other securities of Triple Flag that may be issued or delivered upon exchange of each Subscription Receipt; and

(e)
any other material terms and conditions of the Subscription Receipts. Common Shares and/or other securities of Triple Flag issued or delivered upon the exchange of Subscription Receipts will be issued for no additional consideration.

Subscription Receipts may be offered separately or together with other Securities. See “Description of Units”.
A copy of the subscription receipt agreement for any offerings of Subscription Receipts will be filed by us with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR+ under the profile of Triple Flag which can be accessed at www.sedarplus.ca, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
DESCRIPTION OF WARRANTS
Each series of Warrants will be issued under a separate indenture, in each case, between us and a warrant agent determined by us. The statements below relating to any Warrants to be issued are summaries of certain anticipated provisions thereof, are not complete and are subject to, and qualified by reference to all provisions of the applicable warrant indenture. The particular terms and provisions of Warrants offered and sold by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Warrants.
In the applicable Prospectus Supplement, the description of Warrants will include, where applicable:
(a)
the title or designation of the Warrants;

(b)
the number of Warrants offered;

(c)
the number of Common Shares and/or other securities of Triple Flag purchasable upon exercise of the Warrants and the process for exercise;

(d)
the exercise price of the Warrants;

(e)
the dates or periods during which the Warrants are exercisable and when they expire;

(f)
the designation and terms of any other securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such security; and

(g)
any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the underlying securities issuable upon exercise of the Warrants.
Warrants may be offered separately or together with other Securities. See “Description of Units”.
A copy of the warrant indenture for any Warrants offered hereunder will be filed by us with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR+ under the profile of Triple Flag which can be accessed at www.sedarplus.ca, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

DESCRIPTION OF UNITS
Units are a security comprised of more than one of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued so the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date and/or time.
The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Units.
In the applicable Prospectus Supplement, the description of Units will include, where applicable:
(a)
the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

(b)
any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

(c)
certain material tax consequences of acquiring, owning, exercising, and disposing of the Securities comprising the Units, including how the purchase price paid for the Units is to be allocated among the component Securities;

(d)
whether the Units will be issued in registered or global form; and

(e)
any other material terms and conditions of the Units.

A copy of the unit agreement, if any, for any offerings of Units will be filed by us with applicable provincial and territorial securities commissions or similar regulatory authorities in Canada after it has been entered into, and will be available electronically on SEDAR+ under the profile of Triple Flag which can be accessed at www.sedarplus.ca, and will also be filed by post-effective amendment to the Registration Statement or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.
SELLING SECURITYHOLDERS
This Prospectus may also, from time to time, relate to the offering of Securities by way of a secondary offering by certain selling securityholders. The terms under which the Securities will be offered by selling securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of the Securities by selling securityholders will include, without limitation: (i) the names of the selling securityholders; (ii) the number of Securities owned, controlled or directed by each of the selling securityholders; (iii) the number of Securities being distributed for the account of each selling securityholder; (iv) the number of Securities to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities; (v) whether the Securities are owned by the selling securityholders both of record and beneficially, of record only or beneficially only; (vi) if the selling securityholder purchased any of the Securities held by it in the 24 months preceding the date of the applicable Prospectus Supplement, the date or dates the selling securityholders acquired the Securities; and (vii) if the selling securityholder acquired any of the Securities held by it in the 12 months preceding the date of the applicable Prospectus Supplement, the cost thereof to the selling securityholder in the aggregate and on a per security basis.
To the extent any selling securityholder is resident outside of Canada, (i) the selling securityholder will file a non-issuer’s submission to jurisdiction form with the corresponding Prospectus Supplement, and (ii) the “Selling Securityholders” section of the applicable Prospectus Supplement will include a statement to that effect. A selling securityholder will not sell any Securities under an “at-the-market distribution”, as defined in NI 44-102.

PLAN OF DISTRIBUTION
Triple Flag or a selling securityholder may sell the Securities to or through one or more underwriters or dealers purchasing as principals and we and any selling securityholder may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through one or more agents designated from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities (including, without limitation, sales deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, the NYSE or other existing trading markets for the Securities). The Prospectus Supplement relating to a particular offering and sale of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, as well as the name or names of any selling securityholders, the method of distribution and the terms of the offering and sale of such Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to us and, if applicable, any selling securityholders, and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered and sold thereby.
If the underwriters purchase Securities from us or a selling securityholder as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Securities as principal will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered and sold by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time.
The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX or other existing trading markets for the Common Shares. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial public offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us or, if applicable, any selling securityholders by the underwriters. Any such reduction to the public offering price will not affect the net proceeds received by Triple Flag.
The Securities may also be sold directly by us, pursuant to applicable statutory exemptions, at such prices and upon such terms as agreed to by us and the purchaser or through one or more agents designated by us from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.
We and any selling securityholders may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We and any selling securityholders may agree to pay the underwriters a commission for various services relating to the offering, issue and sale of any Securities offered hereby. We may use underwriters with whom we have a material relationship. The nature of any such relationship, including the name of the underwriter, will be described in the applicable Prospectus Supplement. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us and, if applicable, selling securityholder(s), to indemnification by us and, if applicable, selling securityholder(s) against certain liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Any offering of Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units will not be listed on any securities exchange. Certain dealers may make a market in these Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in these Securities or as to the liquidity of the trading market, if any, for these Securities. See “Risk Factors”.
Unless otherwise specified in a Prospectus Supplement, in connection with any offering of the Securities, except with respect to “at-the-market” distributions, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter of an “at-the-market distribution”, and no person or company acting jointly or in concert with such an underwriter, may, in connection with such a distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the Prospectus Supplement, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.
PRIOR SALES
Information regarding prior sales of Securities will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
Information regarding trading price and volume of the Securities will be provided as required for all of Triple Flag’s issued and outstanding Securities that are listed on any securities exchange, as applicable, in each Prospectus Supplement.
CERTAIN INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein in respect of purchasing, holding and disposing of applicable Securities, including, in the case of an investor who is not a resident of Canada for purposes of the Income Tax Act (Canada), Canadian non-resident withholding tax considerations. The applicable Prospectus Supplement may also describe certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of any Securities offered thereunder by an investor who is a United States person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended). Prospective investors should read the tax discussion in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult with their own tax advisor with respect to their own particular circumstances.
RISK FACTORS
An investment in the Securities is subject to certain risks. Discussions of certain risk factors affecting Triple Flag in connection with Triple Flag’s businesses are provided in Triple Flag’s disclosure documents filed with the securities regulatory authorities in each of the provinces and territories of Canada and filed with the SEC from time to time, which are incorporated by reference in this Prospectus. In particular, see “Risk Factors” in our most recent annual information form, which is incorporated by reference herein. If any of the events or developments discussed in these risks factors actually occur, Triple Flag’s business, financial condition or results of operations or the value of the Securities could be adversely affected.
Before deciding whether to invest in any Securities, investors should consider carefully the risks described in the documents incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities.

Foreign Private Issuer Status
Triple Flag is a “foreign private issuer” under applicable U.S. federal securities laws, and is, therefore, not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC and the NYSE. Under the U.S. Exchange Act, Triple Flag is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC. In addition, our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell Common Shares, as the reporting periods under the corresponding Canadian insider reporting requirements are longer. Moreover, as a foreign private issuer, Triple Flag is exempt from the rules and regulations under the U.S. Exchange Act related to the furnishing and content of proxy statements for annual meetings and other events requiring the solicitation of a shareholder vote.
In addition, as a foreign private issuer, Triple Flag is permitted to follow certain Canadian corporate governance practices in lieu of those required by the NYSE listing rules. In particular, Triple Flag intends to follow the listing rules of the TSX in respect of private placements instead of the requirements of the NYSE to obtain shareholder approval for certain dilutive events (such as issuances that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in Triple Flag and certain acquisitions of the shares or assets of another company). The TSX threshold for shareholder approval of private issuances of common shares is generally 25%, subject to additional shareholder approval requirements in the case of certain issuances to insiders, and accordingly, Triple Flag will be permitted to rely on shareholder approval rules that may be less favorable to shareholders than for U.S. domestic companies that are subject to NYSE shareholder approval rules.
Controlled Company Exemption
Because our principal shareholder, Aggregator, controls a majority of the voting power of our outstanding Common Shares, we qualify as a “controlled company” within the meaning of the NYSE listing rules. As a controlled company, we are eligible to and, in the event we no longer qualify as a “foreign private issuer” under SEC rules, we will be able to elect not to comply with certain of the NYSE corporate governance standards, including having a majority of independent directors, maintaining a separate nominating committee and full independence of our Compensation & Talent Committee.
INTEREST OF EXPERTS
Certain technical and scientific information contained in the documents incorporated by reference herein, including in respect of the Cerro Lindo mine, the Northparkes mine and the Impala Bafokeng PGM Operations, was reviewed and approved in accordance with NI 43-101 by James Lill, P.Eng., Director, Mining of Triple Flag and a “Qualified Person” as defined by NI 43-101.
To the knowledge of Triple Flag, James Lill held less than 1% of the outstanding securities of Triple Flag or of any associate or affiliate thereof when he prepared the technical information contained or incorporated by reference in this Prospectus or following the preparation of such technical information. Other than pursuant to his employment arrangements, James Lill did not receive, and will not receive, any direct or indirect interest in any securities of Triple Flag or of any associate or affiliate thereof.
LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to an offering and sale of Securities, certain legal matters relating to such offering and sale of Securities will be passed upon on behalf of Triple Flag by Torys LLP with respect to matters of Canadian and, if applicable, United States law. In addition, certain legal matters in connection with an offering and sale of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering and sale by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law. As at the date hereof, the partners and associates of Torys LLP, as a group, own less than 1% of the outstanding securities of Triple Flag.

WELL-KNOWN SEASONED ISSUER
On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including Ontario Securities Commission Instrument 44-501 — Exemption from Certain Prospectus Requirements for Well-Known Seasoned Issuers (Interim Class Order) (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, all as amended or extended, and collectively, the “WKSI Blanket Orders”). The WKSI Blanket Orders were adopted to reduce regulatory burden for certain large, established reporting issuers with strong disclosure records associated with certain prospectus requirements under NI 44-101 and NI 44-102. The WKSI Blanket Orders came into force on January 4, 2022 and allow “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, Triple Flag has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.
PROMOTER
Aggregator may be considered a promoter of Triple Flag within the meaning of applicable Canadian securities legislation. As of May 28, 2024, Aggregator owned or controlled, directly or indirectly, 133,815,727 Common Shares, representing approximately 66% of the issued and outstanding Common Shares. Another entity that may have been considered a promoter of Triple Flag, Triple Flag Mining Elliott and Management Co-Invest LP, was dissolved in July 2022 following the redemption of its limited partnership units and distribution of Common Shares that it held to its limited partners, including Aggregator, in satisfaction of the redemption price for such limited partnership units.
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
Certain of our operations and assets are located outside of Canada, certain of our directors, including Mark Cicirelli, Peter O’Hagan and Blake Rhodes, reside outside of Canada, and our promoter, Aggregator, is organized outside of Canada and does not have an office in Canada. Our directors who reside outside of Canada and Aggregator have appointed Triple Flag, at its registered office located at TD Canada Trust Tower, 161 Bay Street, Suite 4535, Toronto, Ontario, Canada M5J 2S1, as their agent for service of process in Canada. Purchasers are advised that it may not be possible for them to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person has appointed an agent for service of process.
Triple Flag is governed by the federal laws of Canada and its principal place of business is outside the United States. The majority of our directors and officers and the experts named herein are resident outside of the United States and a substantial portion of our assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States purchasers to effect service of process within the United States on us, our directors or officers or such experts, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Purchasers should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against us or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against us or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws.
We will file with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Triple Flag USA Royalties Ltd. as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving Triple Flag in a United States court, arising out of or related to or concerning the offering of Securities under the Registration Statement.
AUDITORS, TRANSFER AGENT AND REGISTRAR
Triple Flag’s independent registered public accounting firm is PricewaterhouseCoopers LLP, Chartered Professional Accountants, located at PwC Tower, Suite 2600, 18 York Street, Toronto, Ontario, M5J 0B2.

PricewaterhouseCoopers LLP has advised that they are independent with respect to Triple Flag within the meaning of the Chartered Professional Accountants of Ontario CPA Code of Professional Conduct and the rules of the SEC and the Public Company Accounting Oversight Board on auditor independence.
The transfer agent and registrar for the Common Shares listed on the TSX is Computershare Investor Services Inc., located at 100 University Ave, Toronto, ON M5J 2Y1. The transfer agent and registrar for the Common Shares listed on the NYSE is Computershare Trust Company, N.A., located at 150 Royall Street, Canton, MA, 02021, United States.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 124 of the Canada Business Corporations Act (the “Act”) provides as follows:
Indemnification
(1) — A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.
Advance of costs
(2) — A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).
Limitation
(3) — A corporation may not indemnify an individual under subsection (1) unless the individual:
(a)   acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and
(b)   in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.
Indemnification in derivative actions
(4) — A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).
Right to indemnity
(5) — Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:
(a)   was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and
(b)   fulfils the conditions set out in subsection (3).

Insurance
(6) — A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual:
(a)   in the individual’s capacity as a director or officer of the corporation; or
(b)   in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.
Application to court
(7) — A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.
Notice to Director
(8) — An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.
Other notice
(9) — On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.
The Registrant’s by-laws provide that the Registrant shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Registrant’s request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representative of such a person to the extent permitted by the Act.
The Registrant has entered into agreements to indemnify its directors and executive officers as determined by its board of directors. Under the terms of the indemnification agreements with each of the Registrant’s directors and officers, the Registrant will be required to indemnify each of its directors and officers, to the fullest extent permitted by applicable laws, if the basis of the indemnitee’s involvement in a proceeding is by reason of the fact that the indemnitee is or was a director or officer of the Registrant or any of its subsidiaries. Under the indemnification agreements, the Registrant has agreed to indemnify its officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements will also require the Registrant, if so requested, to advance within 30 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by the Registrant.
The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.
The Registrant is party to an investor rights agreement (the “IRA”) with Triple Flag Mining Aggregator S.à r.l. (the “Principal Shareholder”), an entity indirectly controlled by certain investment funds advised by Elliott Investment Management L.P. and its affiliates. Pursuant to the IRA, the Registrant has agreed to indemnify the Principal Shareholder, its permitted transferees and its affiliates for any misrepresentation in a prospectus or registration statement under which common shares held by the Principal Shareholder and its permitted transferees are distributed (other than in respect of any information provided by the Principal Shareholder and its permitted transferees, in respect of the Principal Shareholder and its permitted transferees, for inclusion in the prospectus). The IRA also provides that the Registrant will indemnify the Principal Shareholder and its affiliates and permitted transferees for any misrepresentation in this prospectus and for civil liabilities under United States securities laws and contribute to any payments that the Principal Shareholder and its affiliates and permitted transferees may be required to make in respect thereof, in respect of this offering or any registration under U.S. securities laws or a listing on a U.S. national securities exchange.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXHIBITS
Exhibit	Description
4.1
Annual Information Form of the Registrant dated as of March 28, 2024 for the fiscal year ended December 31, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2023, filed on March 28, 2024)

4.2
Audited Consolidated Financial Statements of the Registrant as at and for the years ended December 31, 2023 and 2022, together with the notes thereto, and the report of the independent registered public accounting firm thereon dated February 21, 2024 (incorporated by reference to Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2023, filed on March 28, 2024)

4.3
Management’s Discussion and Analysis of the Registrant for the fiscal year ended December 31, 2023 (incorporated by reference to Exhibit 99.3 to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2023, filed on March 28, 2024)

4.4
Management Information Circular of the Registrant dated March 26, 2024 in connection with the Registrant’s annual meeting of shareholders held on May 8, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed on March 27, 2024)

4.5
Unaudited Condensed Interim Consolidated Financial Statements of the Registrant and the notes thereto as at and for the three months ended March 31, 2024 and 2023 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K filed on May 7, 2024 (first filing))

4.6
Management’s Discussion and Analysis of the Registrant for the three months ended March 31, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed on May 7, 2024 (first filing))

5.1	Consent of PricewaterhouseCoopers LLP
5.2	Consent of James Lill
5.3	Consent of Torys LLP
6.1	Powers of Attorney (included on the signature pages of this Registration Statement)
7.1	Form of Trust Indenture (incorporated by reference to Exhibit 7.1 to the Registrant’s Registration Statement on Form F-10 filed on August 17, 2022)**
107	Filing Fee Table

**
If Debt Securities are offered by a supplement to this Registration Statement, the Registrant will file with the Commission a trustee’s Statement of Eligibility on Form T-1 (if applicable).

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
ITEM 1.   UNDERTAKING
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
ITEM 2.   CONSENT TO SERVICE OF PROCESS
Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.
If Debt Securities are offered by a supplement to this Registration Statement, any non-U.S. trustee will file with the Commission a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the agent for service of the Registrant or any such trustee shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on May 29, 2024.
TRIPLE FLAG PRECIOUS METALS CORP.
By:
/s/ Shaun Usmar

Name:
Shaun Usmar

Title:
Chief Executive Officer & Director

POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Shaun Usmar, Sheldon Vanderkooy and C. Warren Beil, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but when taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on May 29, 2024.
Signature	Title
/s/ Shaun Usmar Shaun Usmar	Chief Executive Officer (principal executive officer) and Director
/s/ Sheldon Vanderkooy Sheldon Vanderkooy	Chief Financial Officer (principal financial and accounting officer)
/s/ Susan Allen Susan Allen	Director
/s/ Tim Baker Tim Baker	Director
/s/ Geoff Burns Geoff Burns	Director
/s/ Mark Cicirelli Mark Cicirelli	Director
/s/ Peter O’Hagan Peter O’Hagan	Director

Signature	Title
/s/ Blake Rhodes Blake Rhodes	Director
/s/ Elizabeth Wademan Elizabeth Wademan	Director
/s/ Dawn Whittaker Dawn Whittaker	Chair of the Board and Director

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirements of Section 6(a) the Securities Act of 1933, as amended, this Registration Statement on Form F-10 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on May 29, 2024.
TRIPLE FLAG USA ROYALTIES LTD.
By:
/s/ Shaun Usmar

Name:
Shaun Usmar

Title:
President